UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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WABASH NATIONAL CORPORATION

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Letter from the President and Chief Executive Officer

Dear Fellow Shareholders,

As I enter my third year as CEO, it is humbling to reflect on what our team accomplished during my tenure and exciting to consider the opportunities ahead of us. 2019 was a notable year from both strategic and financial perspectives. Our Wabash Management System continued to mature and drive improvement throughout the organization and we achieved many financial highlights. More importantly, record revenue driven by rapid growth in our Final Mile business speaks to the resilient Wabash National portfolio that we carefully constructed over the past decade.

Throughout the year we made important strides in transforming Wabash in line with the strategic vision that we have for the company. An important part of our transformation included assessing the company’s history, legacy, competitive advantages, and culture to better align the organization and we created new organizational capabilities to deliver on our strategy. As a result, we realigned our purpose, vision, mission, values and leadership principles to reflect how Wabash National can best provide breakthrough customer value, long-term profitable growth, sustainable results and a rewarding future for our employees. I encourage you to read more about our purpose, vision, mission, values and leadership principles at the beginning of our proxy statement.

In addition to aligning our decision making and behaviors to those key principles, we are intentionally acting with an enterprise lean mindset through deployment of the Wabash Management System. The Wabash Management System identifies and eliminates waste, enhances process, and establishes stable and effective standard work in every aspect of the business. By applying a lean mindset to every aspect of our business — not just the shop floor — we are able to free resources through process improvements and connect systems to enable profitable growth and advancement of the strategy for our people, customers and shareholders.

Throughout our business transformation, we will continue to focus on extending our seven-year record of free cash flow conversion in excess of 100%. We will also continue to take a balanced approach to capital deployment by funding organic growth via capital expenditure, maintaining our dividend, strengthening our balance sheet and evaluating opportunities to repurchase our shares.

I am ever grateful for the hard work and dedication of our people; the trust and support of our customers and suppliers; and the confidence of you, our shareholders, in Wabash National and our long-term success.

Finally, as with many companies all over the world, we continue to monitor and respond to the challenges presented by the spread of the coronavirus (COVID-19). Our highest priority remains the safety, health and well-being of our employees, their families and our communities. We have taken proactive measures to protect our people and will continue to take necessary actions. We are very thankful to our employees for their continued dedication as we collectively work together during this uncertain time.

Sincerely,

Brent L. Yeagy

President and Chief Executive Officer

WABASH NATIONAL CORPORATION

1000 Sagamore Parkway South

Lafayette, Indiana 47905

Notice of Annual Meeting of Stockholders

When: Tuesday, May 12, 2020, at 10:00 a.m. Eastern time	Items of Business: 3 proposals as listed below Date of Mailing: The date of mailing of this Proxy Statement or Notice of Internet Availability is on or about March 30, 2020.	Who Can Vote: Stockholders of each share of common stock at the close of business on March 13, 2020.

Attending the Meeting:

As a result of the public health and travel concerns related to coronavirus or COVID-19, we have made alternative arrangements and the 2020 Annual Meeting of Stockholders will be held in a virtual meeting (via live audio webcast) format only. You will not be able to attend the 2020 Annual Meeting of Stockholders physically. You or your proxyholder may participate, vote, and examine our shareholder list at the 2020 Annual Meeting of Stockholders by visiting www.virtualshareholder
meeting.com/WNC2020 and using your control number found on your proxy card.

Items of Business:

1.	To elect eight members of the Board of Directors from the nominees named in the accompanying proxy statement;

2.	To approve, on an advisory basis, the compensation of our named executive officers;

3.	To ratify the appointment of Ernst & Young LLP as Wabash National Corporation’s independent registered public accounting firm for the year ending December 31, 2020; and

To consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is currently not aware of any other business to come before the Annual Meeting.

Each outstanding share of Wabash National Corporation (NYSE: WNC) Common Stock entitles the holder of record at the close of business on March 13, 2020 to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. Shares of our Common Stock can be voted at the Annual Meeting only if the holder is present by virtual presence online or by valid proxy. Management cordially invites you to attend the Annual Meeting by virtual presence online.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 12, 2020:

The Proxy Statement, Annual Report and the means to vote by internet are available at http://www.proxyvote.com.

By Order of the Board of Directors,

Melanie D. Margolin

Senior Vice President and General Counsel, Corporate Secretary

March 30, 2020

Whether or not you expect to attend by virtual presence online, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares by signing, dating and returning the proxy card mailed with your notice, or by voting via the internet or by telephone, will save us the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed with your proxy card. Submitting your proxy now will not prevent you from voting your shares at the meeting by virtual presence online if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today.

2020 Annual Meeting of Stockholders on May 12, 2020

Proxy Statement

WABASH NATIONAL CORPORATION	2020 Proxy Statement	i

Proxy Statement Summary

To assist you in reviewing the proposals that may be acted upon at our 2020 Annual Meeting, the summary below highlights certain information that is contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Stockholders

Date and Time:	10:00 a.m. Eastern time on Tuesday, May 12, 2020

Virtual Meeting Site:	www.virtualshareholdermeeting.com/WNC2020

Record Date:	March 13, 2020

Voting:	Stockholders as of the record date are entitled to vote. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Company Overview

Wabash National Corporation, which we refer to herein as “Wabash,” “Wabash National,” the “Company,” “us,” “we,” or “our,” is changing how the world reaches you. Founded in 1985 in Lafayette, Indiana as a dry van trailer manufacturer, today we are an innovation leader of engineered solutions for the transportation, logistics and distribution industries. Our mission is to enable customers to succeed with breakthrough ideas and solutions that help them move everything from the first to final mile.

To that end, we design and manufacture a diverse range of products, including dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. We have achieved this diversification through acquisitions, organic growth and product innovation.

We believe our position as a leader in our key industries is the result of longstanding relationships with our core customers, our demonstrated ability to attract new customers, our broad and innovative product lines, our technological leadership, and our extensive distribution and service network. More importantly, we believe our leadership position is indicative of the values and leadership principles that guide our actions.

People, Purpose and Performance Drive Our Business

Our Purpose is to change how the world reaches you.

Our Vision is to be the innovation leader of engineered solutions for the transportation, logistics and distribution industries.

Our Mission is to enable our customers to succeed with breakthrough ideas and solutions that help them move everything from first to final mile.

Our Values are the qualities that govern our critical leadership behaviors and accelerate our progress.

•	Be Curious: We will make bold choices and encourage creativity, collaboration and risk-taking to turn breakthrough ideas into reality.

•	Have a Growth Mindset: We will be resilient and capable of the change required to succeed in a world that does not stand still.

•	Create Remarkable Teams: We will create a workplace culture that allows individuals to be their best in order to retain and attract talent from diverse industries, geographies and backgrounds.

WABASH NATIONAL CORPORATION	2020 Proxy Statement	1

Proxy Statement Summary

Our Leadership Principles are the behaviors that provide definition to our actions and bring our values to life.

•	Embrace Diversity and Inclusion: We solicit and respect the input of others, celebrate our differences and strive for transparency and inclusiveness.

•	Seek to Listen: We listen to our customers, partners, and each other to reach the best solutions and make the strongest decisions.

•	Always Learn: To model a growth mindset, we continue learning through every stage of our careers. We do not quit and we are not satisfied with the status quo.

•	Be Authentic: Employees who thrive at Wabash National are honest, have incredible energy and demonstrate grit in everything they do.

•	Win Together: We collaborate, seek alignment and excel at cross-group communication to succeed as one team and One Wabash.

Corporate Responsibility and Governance Highlights

At Wabash National, it’s our focus on people, purpose and performance that drives us to do better so we can continue changing how the world reaches you. We believe that our leadership principles, as set forth above, create a workplace culture in which our colleagues can share their talents and perspectives and are empowered to make a difference for our customers, for each other, for our communities and for our environment. Wabash National is committed to growing its business in a sustainable and socially responsible manner. We support the passions and interests of our employees, and empower them to be a positive influence in the world. We are proud to provide many opportunities to be good neighbors by volunteering time and talent to support the causes that matter most to our employees. Below are some of the highlights of our focus and commitment:

Board Diversity	Diverse Executive Team

2	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Proxy Statement Summary

Social and Environmental Highlights
Diversity and Inclusion. We actively pursue and embrace diversity throughout our entire organization:

•  Our Nominating and Corporate Governance Committee actively prioritizes diversity in searches for new director candidates.

•  Diverse Executive Team: 2 out of 6 of our executive officers are female and 1 is a part of the LGBTQ community.

•  Diverse Board: 2 out of 8 of our directors are female and 1 is African-American.

•  Diverse Employees: 55% of our total hires of hourly employees in Q3 2019 were diverse, and we have seen an increase from Q3 2018 to Q3 2019 in minority and female hourly employees. Over 1/3rd of our other hires in Q3 2019 were minorities.

•  Focus on preventing pay imbalances among genders, including proactive adjustments to pay, titles and/or benefits to prevent gender pay gaps.

Community Involvement. We collaborate, seek alignment and excel at cross-group communication to succeed as one team and One Wabash, including through our devotion to philanthropy, volunteerism, charitable giving and community involvement.

•  We donate time, needed materials and financial resources to support the communities where we live and work.

•  We believe that enriching the lives of those around us is a powerful investment in the future, including through our significant partnerships with, among many others, the United Way, the Salvation Army, Big Brothers Big Sisters of America, Read to Succeed, the Wabash Center, Special Olympics and Habitat for Humanity.

•  In 2019, we donated more than $915,000 through corporate gifts and employee and supplier donations.

•  As a way to support charitable giving, we have also adopted a Day of Giving Policy, whereby full-time hourly and salaried employees are provided with 8 hours paid time each year to participate in that employee’s chosen volunteer program.

Environmental Sustainability. We are resilient and capable of the change required to succeed in a world that does not stand still, including with respect to environmental sustainability and climate change.

•  We were the first semi-trailer manufacturer in North America to earn an ISO 14001 certification, which demonstrates our focus on minimizing our environmental footprint and promoting responsible manufacturing.

•  We have a product line that reduces aluminum content, which ultimately reduces water needed to produce the aluminum.

•  We have reduced air emissions from our painting operations by reformulating and reducing the volatile organic compound content in our coatings.

•  We have produced a solar-powered, zero-emissions refrigerated trailer, which was first shown at the American Trucking Associations’ Technology and Maintenance Council annual meeting in February 2020.

•  All Wabash facilities use energy-efficient lighting, and our Portland, OR operations use 100% renewable electricity.

•  Our manufacturing operations use pulse welders, which produce the same high-quality result as traditional welders but require only 1/3rd of the energy to run.

•  In 2019, Wabash’s recycling programs and use of recycled materials has saved nearly 141,000 cubic yards of landfill space, 152,000 million kilowatt-hours of electricity, 23,000 mature trees and 73,000 metric tons of greenhouse gas emissions.

•  By sourcing post-consumer resin to manufacture our DuraPlate panels, we have diverted more than 1 billion plastic bottles from landfills.

WABASH NATIONAL CORPORATION	2020 Proxy Statement	3

Proxy Statement Summary

Social and Environmental Highlights

Education. To model a growth mindset, we continue learning through every stage of our careers, and we also believe in supporting the next generation of leaders who will continue to change how the world reaches you.

•  We support our youth through program funding, training programs, internships and co-ops.

•  We also sponsor youth clubs in our communities, including robotics clubs, STEM programs and the Purdue University’s Women in Engineering Program.

•  We have developed an annual scholarship program, whereby we award scholarships to certain dependents of Wabash National employees to help them pursue their academic goals. In 2019, we awarded 16 high school graduates with scholarships that amounted to a total of $120,000.

Ethics and Compliance. Employees who thrive at Wabash National are honest, have incredible energy, and demonstrate grit in everything they do.

•  We maintain a Code of Business Conduct and Ethics that lays the foundation for our ethics and compliance program.

•  We maintain an AlertLine whereby employees are able to report violations of Wabash’s Code of Business Conduct and Ethics.

Awards and Recognition. Our efforts to make bold choices and encourage creativity, collaboration, and risk-taking to turn breakthrough ideas into reality have been recognized throughout the years.

•  Safety and Environmental Awards:

•  2017 Kentucky Governor’s Safety and Health Award (Cadiz, KY)

•  Truck Trailer Manufacturers Association Plant Safety Awards:

•  2016: New Lisbon, WI, and San José Iturbide, Guanajuato, Mexico

•  2015: New Lisbon, WI, and Portland, OR

•  2013: San José Iturbide, Guanajuato, Mexico

•  2015 Truck Trailer Manufacturers Association Most Improved Tank Plant (Portland, OR)

•  Corporate Awards:

•  IndustryWeek 50 Best U.S. Manufacturers (2018, 2017, 2016, 2015, 2013, 2006)

•  INVESTIndiana Equity Conference Top 5 Indiana Public Company (2016)

•  Supplier Diversity Development Coalition of Greater Lafayette Golden Handshake Award for Diversity and Excellence (2016)

•  Forbes 100 Most Trustworthy Companies in America (2015)

•  Indiana Employer Support of the Guard and Reserve Above and Beyond Award (2014)

4	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Proxy Statement Summary

Corporate Governance Highlights
Director Independence	• 7 out of 8 director nominees are independent. • 3 fully independent Board committees: Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee.
Board Accountability	• All directors are elected annually via majority voting standard. • Stockholders may amend our bylaws.
Board Leadership

•  Annual assessment and determination of Board leadership structure.

•  We have an independent Chairperson who has a strong role and significant governance duties, including presiding over all executive sessions of independent directors.

Stockholder Engagement

•  We routinely meet with stockholders for conversations focused on a variety of topics, including, governance, company strategy, growth, risk management and ESG issues.

•  During 2019, we held multiple discussions with shareholders.

•  One of our independent directors and our general counsel attended Blackrock’s director day.

Board Evaluation and Effectiveness	• Annual Board and Committee self-assessments. • Annual two-way feedback and evaluation sessions with each director. • Annual independent director evaluation of the Chairperson and CEO.
Board Risk Oversight	• The Board and its Committees exercise robust oversight of the Company’s enterprise risk management system.
Board Refreshment and Diversity

•  During 2019, we added 2 new directors, and we announced that we would be appointing a new independent Chairperson following the 2020 Annual Meeting.

•  Board members represent diverse perspectives, including 2 female directors and 1 African-American director.

•  Specified director retirement age.

Director Engagement

•  All of our directors attended 75% or more of the aggregate number of meetings of our Board and the Committees on which they served.

•  Limits on director/CEO membership on other public company boards.

Succession Planning

•  CEO and leadership succession planning is one of our Board’s most important responsibilities. At least once a year, our Board dedicates itself to examining the succession plans for our complete leadership team and the board.

WABASH NATIONAL CORPORATION	2020 Proxy Statement	5

Proxy Statement Summary

Our Management Approach

Our Wabash Management System (“WMS”) is for the purpose of achieving our strategic objectives. By codifying what makes our company great, the WMS drives focus on the interconnected processes that are critical for success across our business. WMS is based on forward planning and continuous capability evaluation as we simultaneously drive execution and breakthrough performance. WMS requires everyone to be an active contributor to our enterprise-wide lean efforts and enables growth through innovation and industry leading customer satisfaction and alliances.

Our WMS principles underpin an ongoing improvement cycle that includes Strategic Planning and Deployment, Kaizen and Daily Management. Through the WMS, we create scalable and sustainable processes that:

•	Drive organic growth within existing and new businesses

•	Provide a means to acquire/obtain and integrate new businesses and capabilities

•	Create and exploit new markets

•	Allow for breakthrough improvement within key areas of the business

•	While delivering the daily execution of our established businesses

It is through this set of standards and thinking that we create a “One Wabash” approach to our customers, add new business capabilities, and enable profitable growth.

Team

We believe strong human capital acts as a competitive differentiator and our focus is not only on ensuring we have the right leaders in place to drive our strategic initiatives today, but also to nurture our talent pipeline to develop strong leaders for our Company’s future.

Strategy

Strategic planning and deployment are critical for the Company to continue growing profitably. Additionally, the Wabash Management System also places significant emphasis on tracking key performance indicators to monitor the effectiveness of strategy execution and create continuous improvement.

6	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Proxy Statement Summary

Execution

Continuous improvement is deeply rooted within the processes that we are standardizing throughout our Company. We expect this to propel us to new levels of operational excellence.

Governance

We strive to achieve alignment at every layer and throughout all functional areas of our business and are focused on ensuring the right systems are in place to facilitate all team members working toward the same shared goals. Critical to this is the perspective that our business is constructed of three interlinked segments that benefit from one another and are stronger as a result of being part of Wabash National.

Voting Matters and Vote Recommendation (page 11)

The following table summarizes the proposals to be considered at the Annual Meeting and the Board’s voting recommendation with respect to each proposal.

PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE
Election of Directors	FOR EACH NOMINEE	13
Advisory Vote on the Compensation of Our Named Executive Officers (“Say-on-Pay”)	FOR	57
Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	58

Board Nominees (page 13)

The following table provides summary information about each director nominee, as of the Record Date.

NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT	OTHER PUBLIC BOARDS
Therese M. Bassett	56	November 2019	Managing Director, NuVentures LLC	Yes	No
John G. Boss	60	December 2017	Former President and Chief Executive Officer, Momentive Performance Materials Inc.	Yes	No
John E. Kunz	55	March 2011	Senior Vice President and Chief Financial Officer, U.S. Concrete, Inc.	Yes	No
Larry J. Magee	65	January 2005	President, Magee Ventures Group	Yes	No
Ann D. Murtlow	59	February 2013	President and Chief Executive Officer, United Way of Central Indiana	Yes	Yes
Scott K. Sorensen	58	May 2005	Former President and Chief Operating Officer, Ivanti Software	Yes	No
Stuart A. Taylor II	59	August 2019	Chief Executive Officer, The Taylor Group LLC	Yes	Yes
Brent L. Yeagy	49	October 2016	President and Chief Executive Officer, Wabash National Corporation	No	No

WABASH NATIONAL CORPORATION	2020 Proxy Statement	7

Proxy Statement Summary

The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate the candidates to serve on our Board. A mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not mean the director nominee does not possess that qualification or skill. Each director nominee biography in this proxy statement describes each nominee’s qualifications and relevant experience in more detail.

DIRECTORS	Therese M. Bassett	John G. (“Jack”) Boss	John E. Kunz	Larry J. Magee	Ann D. Murtlow	Scott K. Sorensen	Stuart A. Taylor II	Brent L. Yeagy
Independent	●	●	●	●	●	●	●
Logistics, Transportation and Distribution			●					●
Diverse Manufacturing		●	●			●		●
Supply Chain/Commodities Management	●	●						●
Materials Science or Engineering		●			●			●
Government/Regulatory					●	●
Qualified Financial Expert/Finance/Treasury			●			●	●
M&A	●	●	●		●	●	●	●
Global	●	●	●		●
Technology/IT/Cybersecurity						●
Marketing/Sales/Digital		●		●
Talent/Culture	●	●		●	●			●
Strategy Development	●	●	●	●	●	●	●	●

Named Executive Officer Compensation (Say-on-Pay) (page 57)

We are asking stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. The primary objectives and philosophy of our compensation programs are to (i) drive executive behaviors that maximize long-term stockholder value creation, (ii) attract and retain talented executive officers with the skills necessary to successfully manage and grow our business, and (iii) align the interests of our executive officers with those of our stockholders by rewarding them for strong Company performance. In support of these objectives, in 2019, we:

•

Weighted a significant portion of our executives’ compensation toward variable and performance-based compensation. Specifically, in 2019, approximately 80.4% of our CEO’s target direct compensation (consisting of base salary, annual cash incentives and long-term equity incentives) and, on average, 75.6% of our other named executive officers’ target direct compensation, was delivered in stock-based and cash-based incentive compensation through our short-term and long term incentive plans.

•	Engaged an independent compensation consultant to conduct a market review of our compensation package to ensure it was competitive with our peers.

•	Encouraged our executives to be long term stockholders through rigorous stock ownership guidelines and providing a significant portion of our NEOs compensation through equity awards.

8	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Proxy Statement Summary

Independent Registered Public Accounting Firm (page 58)

We ask that our stockholders ratify the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 12, 2020.

Our Annual Report and this Proxy Statement are available at www.proxyvote.com. To access our Annual Report and Proxy Statement, enter the control number referenced on your proxy card.

WABASH NATIONAL CORPORATION	2020 Proxy Statement	9

Information About the Annual Meeting, Proxy Materials and Voting

What is the Purpose of the Annual Meeting?

At the Annual Meeting, our management will report on our performance during 2019 and respond to questions from our stockholders. In addition, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders, which include the following three proposals:

Proposal 1	To elect eight members of the Board of Directors.
Proposal 2	To hold an advisory vote on the compensation of our named executive officers.
Proposal 3	To ratify the appointment of Ernst & Young LLP as Wabash National Corporation’s independent registered public accounting firm for the year ending December 31, 2020.

Stockholders will also consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is currently not aware of any other business to come before the Annual Meeting.

Stockholders may act on the proposals by voting a proxy or voting by virtual presence online at the Annual Meeting.

What is the purpose of the proxy materials?

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting and at any adjournments or postponements thereof. The proxy materials (including the Notice of Annual Meeting, this Proxy Statement, and our Annual Report on Form 10-K) include information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and are designed to assist you in voting on the matters presented at the Annual Meeting. We first mailed the proxy materials to stockholders on or about March 30, 2020.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. By voting your proxy, you are giving the persons named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card.

Who is Entitled to Vote?

Only stockholders of record at the close of business on March 13, 2020 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote the shares of common stock of the Company (the “Common Stock”) that they held on the Record Date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of the Record Date, we had 52,846,930 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon.

What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company (f/k/a Wells Fargo Shareowner Services), you are a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other custodian or nominee, you are considered the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your broker, bank or other custodian or nominee on how to vote your shares.

Who can Attend the Annual Meeting by virtual presence online?

All stockholders of record as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting by virtual presence online by visiting www.virtualshareholdermeeting.com/WNC2020 and providing the control number found on the proxy card. If your shares are held in “street name,” you must first obtain a proxy issued in your name from your bank or other custodian or nominee before attending the Annual Meeting by virtual presence online. You will need to provide the control number found on the proxy card provided by such bank or other custodian or nominee.

10	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Information About the Annual Meeting, Proxy Materials and Voting

The 2020 Annual Meeting of Stockholders will be accessible through the Internet. This change is being made due to an abundance of caution related to the coronavirus (COVID-19) and the priority we place on the health and well-being of our stockholders, employees and other stakeholders. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all stockholders regardless of their location. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 13, 2020. The Annual Meeting will begin promptly at 10:00 a.m. Eastern time, and you should allow ample time for the online check-in procedures.

Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. The other methods by which you may vote are described below.

This year’s stockholder question and answer session will include questions submitted live during the Annual Meeting. Questions may be submitted at the Annual Meeting through www.virtualshareholdermeeting.com/WNC2020. We will post question and answers if applicable to our business on our Investor Relations website shortly after the meeting.

The Company intends to resume holding in-person annual stockholder meetings in the future.

How do I Vote?

If you are a “stockholder of record,” you can vote on matters to come before the Annual Meeting in the following four ways:

•	Visit the website noted on your proxy card to vote via the internet;

•	Use the telephone number on your proxy card to vote by telephone;

•

Vote by mail by completing, dating and signing the proxy card mailed with your notice and returning it in the provided postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions. If you provide no instructions, the proxies will vote your shares according to the recommendation of the Board of Directors or, if no recommendation is given, in their own discretion; or

•	Attend the Annual Meeting by virtual presence online and cast your vote.

If you hold your shares in “street name” through a broker, then you can vote by following the materials and instructions provided by your broker, or you can vote by virtual presence online at the Annual Meeting.

What if I vote and then change my mind?

If you are a “stockholder of record,” you may revoke your proxy at any time before it is exercised by:

•	Providing written notice of revocation to the Corporate Secretary, Wabash National Corporation, 3900 McCarty Lane, Lafayette, Indiana 47905;

•	Voting again, on a later date, via the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted);

•	Submitting another duly executed proxy bearing a later date; or

•	Attending the Annual Meeting by virtual presence online and casting your vote.

Only your last vote will be the vote that is counted.

If you hold your shares in “street name,” then you must contact the record holder of your shares to change your voting instructions.

What are the Board’s Recommendations?

The Board recommends that you vote FOR the election of each of the director nominees, FOR the approval, on an advisory basis, of the compensation of our named executive officers, and FOR ratification of the appointment of our auditors.

WABASH NATIONAL CORPORATION	2020 Proxy Statement	11

Information About the Annual Meeting, Proxy Materials and Voting

What Vote is Required for Each Proposal?

The following table summarizes the vote threshold required for approval of each proposal and the effect of abstentions, uninstructed shares held brokers, and unmarked, signed proxy cards. On all proposals, if you sign and return a proxy or voting instruction card, but do not mark how your shares are to be voted, they will be voted as the Board recommends.

PROPOSAL NUMBER	ITEM	VOTE REQUIRED FOR APPROVAL OF EACH ITEM	ABSTENTIONS	UNINSTRUCTED SHARES	UNMARKED, SIGNED PROXY CARDS
1	Election of Directors	Majority of votes cast	No effect	Not voted	Voted “for”
2	Advisory vote on executive compensation	Majority of shares present and entitled to vote	Same effect as “against”	Not voted	Voted “for”
3	Ratification of Appointment of Independent Auditor	Majority of shares present and entitled to vote	Same effect as “against”	Discretionary vote	Voted “for”

If you hold your shares in “street name” through a broker and you do not provide your broker with voting instructions, then, under New York Stock Exchange (“NYSE”) Rules, your broker may elect to exercise voting discretion with respect to “routine matters,” which includes the ratification of the appointment of our auditors (Proposal 3). However, on “non-routine” matters, which include the election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 2), your broker may not vote your shares unless you provide your broker with instructions. These so-called broker “non-votes” will be counted in determining whether there is a quorum.

What Constitutes a Quorum?

The presence at the Annual Meeting, by virtual presence online or by valid proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

Who will Bear the Costs of this Proxy Solicitation?

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services. In addition, we have retained Laurel Hill Advisory Group, LLC to assist with proxy solicitation. For their services, we will pay a fee of $6,500 plus out-of-pocket expenses.

How will my shares be voted if other matters are presented at the Annual Meeting?

As of the date of this Proxy Statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described in this Proxy Statement and does not know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

12	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Proposal 1 – Election of Directors

Our Bylaws provide that our Board of Directors, or the Board, shall be comprised of not less than three, nor more than twelve, directors with the exact number to be fixed by resolution of the Board. As of the date of this Proxy Statement, the Board is comprised of nine directors, but as previously disclosed, Dr. Jischke, our Chairman of the Board, has chosen to retire from the Board following the 2020 Annual Meeting. As a result, the Board has fixed the authorized number of directors at eight directors as of the 2020 Annual Meeting. At the Annual Meeting, stockholders will be asked to elect each of the eight director nominees listed below, each of whom shall serve for a term of one year or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Our Board of Directors intends to appoint one of our independent directors, Larry J. Magee, as our new Chairman of the Board immediately following the Annual Meeting.

Below is information regarding each of the director nominees. Information regarding the Board’s process for nominating directors and director qualifications can be found below under the “Corporate Governance” section of this Proxy Statement.

Information on Directors Standing for Election

The biographies of each of the nominees below contains information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director of the Company. The name, age, business experience, and public company directorships of each nominee for director, during at least the last five years, are set forth in the table below.

Therese M. Bassett Age: 56 Director since: November 2019

Ms. Bassett is the Managing Director of NuVentures LLC., a consulting firm focused on strategy, innovation and M&A pipeline development. Prior to NuVentures, she served as Chief Strategy, Innovation, and Mergers and Acquisitions Officer at Avnet, Inc., an electronic components and services company, where she was responsible for identifying growth opportunities to enhance the overall business portfolio, financial strength and global market value. During her 26-year career with Avnet, Ms. Bassett also held the positions of Senior Vice President, Global HR Solutions (2010-2016), Vice President, Strategic Planning and Business Intelligence (1998-2010), Manager, Electronic Manufacturing Services Business Development (1995-1998), and International Export and Transportation Manager (1993-1995). She is a graduate of Temple University and received an MBA from the University of Phoenix.

Qualifications: Ms. Bassett’s M&A, innovation and strategy expertise and her senior leadership experience reflected in her biography support our Board’s conclusion that she should be nominated as a director.

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Proposal 1 – Election of Directors

John G. Boss Age: 60 Director since: December 2017

Mr. Boss is the former President and Chief Executive Officer of Momentive Performance Materials Inc. (“MPM”). MPM is a global producer of silicones, quartz and specialty ceramic materials. Mr. Boss served as a director of MPM Holdings Inc. from October 2014 to March 2020. Mr. Boss served as the President of the Silicones & Quartz Division at MPM since joining in March 2014 to December 2014 and served as its Executive Vice President from March 2014 to March 2020. In April 2014, shortly after Mr. Boss joined the company, MPM filed voluntary petitions for reorganization relief pursuant to Chapter 11 of the United States Bankruptcy Code. Mr. Boss’ career spans more than 30 years in the specialty chemicals and materials industry, including various executive leadership positions with Honeywell International, a producer of commercial and consumer products from 2003 through 2014. Mr. Boss served as Vice President and General Manager of Specialty Products, Vice President and General Manager of Specialty Chemicals and President of Honeywell Safety Products at Honeywell International. Prior to joining Honeywell, Mr. Boss held positions of increasing responsibility at Great Lakes Chemical Corporation and Ashland Corporation (formerly International Specialty Products). Mr. Boss has a Master of Business Administration degree in Marketing and Finance from Rutgers Graduate School of Management in 1996 and a Bachelor’s Degree in Mechanical Engineering from West Virginia University in 1981.

Qualifications: As reflected in his biography, Mr. Boss’ service in various leadership positions at other public companies, particularly, his recent service as a sitting chief executive officer at another public company and concomitant understanding of the day-to-day complexities and challenges of running such an organization, and his service on our Board, support our Board’s conclusion that he should again be nominated as a director.

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Proposal 1 – Election of Directors

John E. Kunz Age: 55 Director since: March 2011

Mr. Kunz has been the Senior Vice President and Chief Financial Officer for U.S. Concrete, Inc., a concrete and aggregate products producer serving the construction and building materials industries, since October 2017. Prior to his current position, Mr. Kunz served as Vice President and Controller of Tenneco Inc., a global manufacturer of automotive emission control and ride control systems. In this role, which he held from March 2015 to September 2017, Mr. Kunz served as the company’s principal accounting officer with responsibility for the company’s corporate accounting and financial reporting globally. Prior to that, Mr. Kunz served as Tenneco’s Vice President, Treasurer and Tax, a position he held since July 2006, preceded by his position as Tenneco’s Vice President and Treasurer, which he held from February 2004 until July 2006. Prior to his employment with Tenneco, Mr. Kunz was the Vice President and Treasurer of Great Lakes Chemical Corporation, a position he held from August 2001 until February 2004, after holding several finance positions of increasing responsibility at Great Lakes, beginning in 1999. Mr. Kunz holds a Master of Management in finance from the Kellogg School of Management at Northwestern University, along with an undergraduate degree in accounting from the University of Notre Dame.

Qualifications: As reflected in his biography, Mr. Kunz’s financial expertise, his experience managing the financial and governance aspects of cyclical manufacturers in the transportation, building products, chemical and steel sectors, as well as his expertise in managing financing and equity transactions, and his participation on our Board all supported the Board’s conclusion that he should again be nominated as a director.

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Proposal 1 – Election of Directors

Larry J. Magee Age: 65 Director since: January 2005

Mr. Magee has served as President of Magee Ventures Group, a consulting firm, since May 2018. Prior to his current position, he served as Interim CEO of Magnolia Group, LLC in Waco, Texas from April 2017 until May 2018. Mr. Magee was President and CEO of Heartland Automotive Services, Inc., the largest operator of quick lube retail service centers, operating over 540 Jiffy Lube locations in North America. He held this position from April 2015 until his retirement in October 2016. Prior to assuming the role of President and CEO of Heartland Automotive, Mr. Magee was the President, Consumer Tire U.S. & Canada, for Bridgestone Americas Tire Operations, LLC, a tire and rubber manufacturing company, a position he held from January 2011 until his retirement from Bridgestone in September 2013. He also served as Chairman of BFS Retail & Commercial Operations, LLC and Bridgestone of Canada, Inc. From December 2001 until January 2011, he served as Chairman, Chief Executive Officer and President of BFS Retail & Commercial Operations, LLC. Prior to December 2001, Mr. Magee served as President of Bridgestone/Firestone Retail Division, beginning in 1998. Mr. Magee has over 38 years combined experience in sales, marketing, and operational management, and held positions of increasing responsibility within the Bridgestone/Firestone family of companies during his 38-year tenure with Bridgestone/Firestone.

Qualifications: The retail leadership expertise reflected in Mr. Magee’s biography, including his performance as the chief executive officer and as a board member for divisions of another company, as well as his participation on our Board, supported the Board’s conclusion that he should again be nominated as a director.

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Proposal 1 – Election of Directors

Ann D. Murtlow Age: 59 Director since: February 2013

Mrs. Murtlow is the President and Chief Executive Officer of United Way of Central Indiana, an organization that fights for the education, financial stability, health and basic needs for Central Indiana through the development and support of programs and organizations that serve struggling families and move them to self-sufficiency, a position she has held since April 1, 2013. Prior to assuming this role, Mrs. Murtlow had a 30 year career in the global energy industry. Mrs. Murtlow began her career as a design engineer with Bechtel Power Corporation, one of the world’s leading designers and constructors of electric utility infrastructure. Mrs. Murtlow then joined AES Corporation (“AES”), where she developed a specialty in environmental permitting and became a leader in domestic and international power plant development. She subsequently moved to AES’s office in London where she became an officer of AES responsible for AES’s development and operations in northern and central Europe. In 2002, Mrs. Murtlow was named President and Chief Executive Officer at IPALCO Enterprises, Inc., and its subsidiary, Indianapolis Power & Light Company. Immediately prior to joining United Way of Central Indiana, Mrs. Murtlow provided global energy consulting services through AM Consulting LLC. Mrs. Murtlow currently serves as a Director of Evergy, Inc., and its subsidiaries, Evergy Kansas Central, Inc. (Kansas corporation), Evergy Kansas South, Inc., Evergy Metro, Inc., and Evergy Missouri West, Inc. Mrs. Murtlow holds a Bachelor of Science degree in Chemical Engineering from Lehigh University and is a National Association of Corporate Directors Board Leadership Fellow.

Qualifications: The financial and strategic leadership experience reflected in Mrs. Murtlow’s biography, her service as the former chief executive officer of a regulated electric utility company, service on the boards of other public companies, her participation on our Board and her experience in corporate social responsibility, supported the Board’s decision that she should again be nominated as a director.

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Proposal 1 – Election of Directors

Scott K. Sorensen Age: 58 Director since: May 2005

Mr. Sorensen is the former President and Chief Operating Officer of Ivanti Software and member of its Board of Directors, positions he held from 2018 through November 2019. Ivanti is a leading enterprise software provider of unified IT solutions for the security, endpoint management and service management requirements of customers. Prior to his role as President and Chief Operating Officer of Ivanti Software, Mr. Sorensen served as the President and Chief Executive Officer and was a member of the Board of Directors of Sorenson Holdings which is a leading provider of assistive communications products and services from 2016 – 2018. Mr. Sorensen also held the position of Chief Operating Officer from 2012 – 2016 and served as the Chief Financial Officer from 2007 – 2016. Previously, Mr. Sorensen served as the Chief Financial Officer of Headwaters Inc. from 2005 – 2007 which was a diversified energy and construction materials provider. Prior to joining Headwaters, Mr. Sorensen was the Vice President and Chief Financial Officer of Hillenbrand Industries, a manufacturer and provider of products and services for the health care and funeral services industries, from 2001 – 2005. Mr. Sorensen also served in various financial leadership roles at Westinghouse Electric and worked in the operations and aerospace practices with McKinsey & Company.

Qualifications: Mr. Sorensen’s financial expertise and experience in corporate finance, combined with his experience in manufacturing, technology, strategy and mergers and acquisitions, as reflected in his biography, and his participation on our Board, supported the Board’s conclusion that he should again be nominated as a director.

Stuart A. Taylor II Age: 59 Director since: August 2019

Mr. Taylor is the Chief Executive Officer of The Taylor Group LLC, a private equity firm focused on creating and acquiring businesses. In this role, which he has held since 2001, Mr. Taylor oversees the firm’s sourcing and execution of investments and acquisition and disposition transactions. In addition, Mr. Taylor delivers deep financial and transactional expertise based on his Wall Street career along with significant experience as a director for publicly traded companies. He previously held positions as senior managing director at Bear, Stearns & Co. Inc. (1999-2001), and managing director of CIBC World Markets and head of its Global Automotive Group and Capital Goods Group (1996-1999). He also served as managing director of the Automotive Industry Group at Bankers Trust (1993-1996), following a 10-year position in corporate finance at Morgan Stanley & Co. He also serves as a director for Hillenbrand Inc. and Ball Corporation. He is a graduate of Yale University and received an MBA from the Harvard Graduate School of Business.

Qualifications: Mr. Taylor’s in-depth knowledge of strategic M&A and corporate development, financial expertise and service on other public company boards, as reflected in his biography, support our Board’s conclusion that he should be nominated as a director.

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Proposal 1 – Election of Directors

Brent L. Yeagy Age: 49 Director since: October 2016

Mr. Yeagy serves as President and Chief Executive Officer of Wabash National Corporation, a position he has held since June 2018. Prior to his current role, Mr. Yeagy was President and Chief Operating Officer of Wabash National from October 2016 to June 2018. Mr. Yeagy joined Wabash National in 2003 and held a number of positions with increasing responsibility, including Vice President of Manufacturing, Vice President and General Manager of Commercial Trailer Products, and Senior Vice President – Group President, Commercial Trailer Products. Prior to Wabash National, from 1999 to 2003, Mr. Yeagy held various positions within human resources, environmental engineering and safety management for Delco Remy International. Mr. Yeagy served in various plant engineering roles at Rexnord Corporation from December 1995 through 1999. He also served in the United States Navy from 1991 to 1994.

Mr. Yeagy holds a Bachelor of Science in Environmental Engineering Science and a Master of Science in Safety Engineering from Purdue University, and an MBA in Business Management from Anderson University. He has also attended executive programs at the University of Michigan’s Ross School of Business as well as Stanford’s Graduate School of Business. Mr. Yeagy is a graduate of the U.S. Navy’s Naval Nuclear Power Program and participated in the Navy’s Officer Candidate Program.

Qualifications: Mr. Yeagy’s more than 25 years of experience in executive leadership, beginning with his career in the United States Navy, and his strong background in managing many facets of operations in a manufacturing company, as reflected in his biography, and his role as our President and Chief Executive Officer, supported the Board’s conclusion that he should again be nominated as a director.

Board Recommendation

The Board of Directors UNANIMOUSLY recommends a vote “FOR” the election of each of the director nominees listed above.

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Corporate Governance

Governance Guidelines & Code of Business Conduct & Ethics

The Board has adopted Corporate Governance Guidelines (the “Guidelines”) which set forth a framework within which the Board oversees and governs the affairs of Wabash National. The Guidelines cover, among other things, the composition and functions of the Board, director independence, director stock ownership, management succession and review, Board committees, the selection of new directors, and director responsibilities and duties.

Our Board has also adopted a Code of Business Conduct and Ethics (which applies to all of our directors, officers, and employees) and an additional Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers (together, the “Codes”). The Codes cover, among other things, compliance with laws, rules and regulations (including insider trading), conflicts of interest, corporate opportunities, confidentiality, protection and use of company assets, and the reporting process for any illegal or unethical conduct. Any amendment to, or waiver from, a provision of the Codes for a director or executive officer will be promptly disclosed and posted on our website as required by law or the listing standards of the NYSE.

The Guidelines and the Codes are available on the Investor Relations/Corporate Governance page of our website at www.wabashnational.com and are available in print without charge by writing to: Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905.

Board Structure and its Role in Risk Oversight

Director Independence

In February 2020, our Board of Directors undertook its annual review of director independence to determine the independence of our directors in accordance with NYSE listing standards. As a result of this review, the Board of Directors affirmatively determined that all of the directors nominated for election at the Annual Meeting and Dr. Jischke are independent of Wabash National and its management within the meaning of the rules of NYSE, with the exception of Brent L. Yeagy, our President and Chief Executive Officer.

Independent Chairman

The Board does not have a formal policy on whether the roles of Board Chairman and Chief Executive Officer should be separate or combined. Rather, the Guidelines provide that the independent members of the Board may select the Chairman of the Board and the Company’s Chief Executive Officer in the manner they consider in the best interests of the Company.

Currently, the Board believes that it is in the best interests of the Company for the Chairman and Chief Executive Officer positions to be held by separate persons, given the differences between the two roles in our current management structure. Our Chief Executive Officer, among other duties, is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board, among his other responsibilities, presides at the executive sessions of our independent and non-management directors and facilitates communication between our independent directors and management. However, the Board reserves the right to combine the positions of the Chief Executive Officer and Chairman, should it determine that such a change is appropriate for our Company in the future.

As noted above, given Dr. Jischke’s upcoming retirement, our Board of Directors intends to appoint one of our independent directors, Larry J. Magee, as our new Chairman of the Board immediately following the Annual Meeting.

Director Refreshment

Our Guidelines require that, once any Board member reaches the age of 72, the Nominating and Corporate Governance Committee must annually consider the member’s continuation on the Board, and recommend to the

20	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Corporate Governance

Board whether, in light of all the circumstances, the Board should request that such member continue to serve on, or retire from, the Board. As of the date of the 2020 Annual Meeting, none of the director nominees will have reached the age of 72.

Director Attendance

During 2019, our Board held four meetings. In 2019, all of the directors attended 75% or more of the total meetings of the Board and of the committees on which they serve that were held during the period that the director served on the Board. Our Board strongly encourages all of our directors to attend our Annual Meeting, and in 2019, all of our then serving directors attended the Annual Meeting.

Board’s Role in Risk Oversight

Board of Directors

The Board believes that strong and effective internal controls and risk management processes are essential elements in achieving long-term stockholder value. The Board, directly and through its committees, is responsible for overseeing material risks potentially affecting the Company, while management is responsible for implementing processes and controls to mitigate the effects of identified risks on the Company and managing day-to-day risks. Management also provides the Board with regular reports regarding oversight of financial and systemic risks within the Company.

The risk oversight by each of the Board committees is detailed below. Each committee reports to the Board of Directors quarterly regarding the committee’s risk management considerations and actions.

Audit

Committee

•  Reviews audit and financial controls

•  Investigates any matters pertaining to the integrity of management, including conflicts of interest, compliance with our financial controls, and adherence to company policies

•  Regularly meets with our General Counsel and members of management to discuss and assess potential enterprise risks, including potential cyber security risks

•  Regularly meets with our external auditors to discuss and assess potential risks

•  Reviews our risk management practices and risk-related policies (including the Codes)

•  Evaluates potential related person transactions

Nominating and Corporate Governance Committee • Reviews our Guidelines and recommends revisions as necessary • Evaluates director independence • Oversees annual evaluation of the Board

Compensation

Committee

•  Monitors our executive compensation packages and our incentive compensation plans, which seek to encourage appropriate, and not excessive, risk-taking by our executives and other employees

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Corporate Governance

Committees of the Board

The Board has three standing committees: (1) the Nominating and Corporate Governance Committee, (2) the Compensation Committee, and (3) the Audit Committee. Each committee maintains a charter, which can be accessed electronically from the Investor Relations/Corporate Governance page of our website at www.wabashnational.com or by writing to us at Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905.

The following table indicates each standing committee or committees on which our directors served in 2019, other than Mr. Yeagy, who did not serve on any committees in 2019:

NAME	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	COMPENSATION COMMITTEE	AUDIT COMMITTEE
Dr. Martin C. Jischke		Member	Member
Therese M. Bassett	Member	Member
John G. Boss	Member	Member
John E. Kunz		Member	Chair
Larry J. Magee	Member	Member
Ann D. Murtlow	Chair	Member
Scott K. Sorensen		Chair	Member
Stuart A. Taylor II		Member	Member

Effective following the 2020 Annual Meeting, if all the nominees for election at the Annual Meeting are elected, then such nominees will continue to serve on the committees reflected in the chart above.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met four times during 2019. The Nominating and Corporate Governance Committee’s responsibilities include:

•

Assisting the Board by leading board member recruitment efforts, including identifying individuals or reviewing stockholder-nominated individuals qualified to become directors, recommending to the Board the director nominees for the next annual meeting of stockholders, and performing initial interviews of potential board member candidates;

•	Developing and recommending to the Board a set of corporate governance principles applicable to the Company;

•	Leading the Board in its annual review of the Board’s performance; and

•	Recommending to the Board director nominees for each Board committee.

As part of the Nominating and Corporate Governance Committee’s annual review of the Board’s performance, and its process for recommending director nominees for the next annual meeting of stockholders (which is described in more detail below under “Nomination of Director Candidates,”) it regularly considers each member’s attendance and overall contributions to the Board, the diversity of the Board’s composition (including diversity of expertise, geography, age, gender, race, and ethnicity), and the willingness of a member to represent and serve the long-term interests of our stockholders.

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Corporate Governance

Compensation Committee

The Compensation Committee met five times during 2019. The Compensation Committee’s responsibilities include:

•	Considering, recommending, and approving our incentive compensation plans and our equity-based plans for our executive officers;

•	Annually reviewing and recommending to the Board the forms and amounts of director compensation; and

•

Annually reviewing and approving the corporate goals and objectives relevant to the CEO’s and other executive officers’ compensation, evaluating their performance in light of those goals and objectives, and setting compensation levels based on the evaluations.

In 2019, as in past years, the Compensation Committee engaged an independent compensation consultant, Meridian Compensation Partners LLC (“Meridian”). The Compensation Committee requested that Meridian provide competitive market assessments regarding executive officer compensation, which were used by the Compensation Committee in determining the appropriate executive officer compensation levels for 2019 that are in line with the Company’s compensation plans, philosophies and goals. Meridian also provides market assessments regarding non-employee director compensation.

Additional information regarding the Compensation Committee’s process for determining executive officer compensation can be found below in the Compensation Discussion and Analysis section of this Proxy Statement under the heading “Compensation Methodology and Process.”

Audit Committee

The Board has established a separately-designated standing Audit Committee in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee met eight times during 2019. In addition to the Board’s determination that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE, the Board also determined that Messrs. Kunz, Sorensen and Taylor are “audit committee financial experts” as defined by the rules of the SEC, and that they, along with Dr. Jischke, have accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

The Audit Committee’s responsibilities include:

•	Reviewing the independence of the independent auditors and making decisions regarding engaging and discharging independent auditors;

•	Reviewing with the independent auditors the plans and results of auditing engagements;

•	Reviewing and approving non-audit services provided by our independent auditors and the range of audit and non-audit fees;

•	Reviewing the scope and results of our internal audit procedures and the adequacy of the system of internal controls;

•	Overseeing special investigations, if any;

•	Reviewing our financial statements and reports filed with the SEC;

•	Overseeing our efforts to ensure that our business and operations are conducted in compliance with legal and regulatory standards applicable to us, as well as ethical business practices;

•	Overseeing the Company’s internal reporting system regarding compliance with federal, state and local laws;

•	Establishing and implementing procedures for confidential communications for “whistleblowers” and others who have concerns with our accounting, internal accounting controls and audit matters; and

•	Reviewing our significant accounting policies.

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Corporate Governance

Related Persons Transactions Policy

Our Board has adopted a written Related Persons Transactions Policy that sets forth our policy and procedures for review, approval and monitoring of transactions between the Company and “related persons.” Related persons include directors, nominees for director, executive officers, stockholders owning 5% or greater of our outstanding stock, and any immediate family members of the aforementioned. The Related Persons Transactions Policy is administered by a committee designated by the Board, which is currently the Audit Committee.

Pursuant to the policy, transactions involving amounts exceeding $120,000, in which a related person has a direct or indirect material interest, must be approved, ratified, rejected or referred to the Board by the Audit Committee. The policy provides that as a general rule all related person transactions should be on terms reasonably comparable to those that could be obtained by the Company in arm’s length dealings with an unrelated third party. However, the policy takes into account that in certain cases it may be impractical or unnecessary to make such a comparison. In such cases, the transaction may be approved in accordance with the provisions of the Delaware General Corporation Law. When evaluating potential related person transactions, the Audit Committee considers all reasonably available facts and circumstances and approves only the related person transactions determined in good faith to be in compliance with, or not inconsistent with, our Code of Business Conduct and Ethics, and the best interests of our stockholders.

The Related Persons Transaction Policy provides that management, or the affected director or officer will bring any potentially relevant transaction to the attention of the Audit Committee. Additionally, each year, our directors and executive officers complete questionnaires designed to elicit information about potential related person transactions, and the directors and officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided. If a director is involved in the transaction, he or she will be recused from all discussions and decisions with regard to the transaction, to the extent practicable. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable. All related person transactions will be disclosed to the full Board, and will be included in the Company’s proxy statement and other appropriate filings as required by the rules and regulations of the SEC and the NYSE. During 2019, there were no required disclosures arising from such relationships.

Nomination of Director Candidates

Qualifications of Director Candidates

To be considered by the Nominating and Corporate Governance Committee, a director nominee must meet the following minimum criteria:

•	Has the highest personal and professional integrity;

•	Has a record of exceptional ability and judgment;

•	Possesses expertise, skills, experience and knowledge useful to our oversight;

•	Is able and willing to devote the required amount of time to our affairs, including attendance at Board and committee meetings; and

•	Has the interest, capacity and willingness, in conjunction with the other members of the Board, to serve the long-term interests of the Company and its stockholders.

In reviewing these, and other relevant, criteria, the Board may consider the diversity of director candidates, including diversity of expertise, geography, gender, race, and ethnicity. We seek independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The goal in reviewing these characteristics for individual director candidates is that they, when taken together with those of other Board members, will lead to a Board that is effective, collegial, and responsive to the needs of the Company and its stockholders.

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Corporate Governance

Director Nomination Process

The Nominating and Corporate Governance Committee recommends to the Board nominees that best suit the Board’s needs. Nominees are selected by the committee with the assistance of, if desired by the committee, a retained search firm, after reviewing the candidates’ credentials, clearing potential conflicts, performing reference checks, and conducting interviews with the candidates to determine if they meet the qualifications described above.

The Nominating and Corporate Governance Committee will consider stockholder recommendations for director nominees sent to the Nominating and Corporate Governance Committee, Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905. Stockholder recommendations for director nominees should include:

•	The name and address of the stockholder recommending the person to be nominated;

•	A representation that the stockholder is a holder of record of our stock, including the number of shares held and the period of holding;

•	A description of all arrangements or understandings between the stockholder and the recommended nominee;

•	Such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act;

•	The consent of the recommended nominee to serve as a director if so elected; and

•	All other required information set forth in our Bylaws.

Stockholders’ nominees that comply with the procedures for submitting a stockholder nomination will receive the same consideration as other candidates identified by or to the Nominating and Corporate Governance Committee. The procedures for submitting a stockholder nomination are set forth below under the heading “General Information – Stockholder Proposals and Nominations.” Upon receipt by the Corporate Secretary of a stockholder notice of a director nomination, the Corporate Secretary will notify the stockholder that the notice has been received and will be presented to the Nominating and Corporate Governance Committee for review.

Director Compensation

The Compensation Committee makes recommendations to the full Board regarding non-employee director compensation. Meridian reviewed our director compensation with the Compensation Committee during 2019. As a result of such review, at the February 2019 Board meeting and based upon the recommendation of our Compensation Committee, the annual retainers for non-employee directors’ service on the Board were revised to the following levels:

ANNUAL RETAINERS (1)	AMOUNT
Board	$190,000	(2)
Member:
Audit Committee	$ 10,000
Compensation Committee	$ 8,000
Nominating and Corporate Governance Committee	$ 8,000
Chairman of the Board	$ 25,000
Audit Committee Chair	$ 15,000
Compensation Committee Chair	$ 12,000
Nominating and Corporate Governance Committee Chair	$ 10,000

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Corporate Governance

(1)

All annual cash retainers are paid in quarterly installments. Annual grants of restricted stock units, referenced in footnote 2 below, are paid in full following the election of directors at the annual meeting.

(2)

Consists of an $80,000 cash retainer and an award of restricted stock units of Company stock having an aggregate market value at the time of grant of $110,000. Restricted stock units vest in full on the first anniversary of the grant date.

In addition to the above, during 2019, Mr. Boss received a one-time award of fully-vested shares of common stock to compensate him for a partial year of service from the date of his initial appointment to the Board in December 2017 through the date of the 2018 Annual Meeting when he received his initial equity award. This treatment is consistent with our current compensation policy for non-employee directors which provides directors with a pro-rata award for their first year of service based on the portion of the year that they served on the Board.

Meridian continued to review our director compensation with the Compensation Committee during 2019 and 2020. As a result of such review, at the February 2020 Board meeting and based upon the recommendation of our Compensation Committee, the annual retainers for non-employee directors’ service on the Board were revised to the following levels:

ANNUAL RETAINERS (1)	AMOUNT
Board	$200,000	(2)
Member:
Audit Committee	$ 10,000
Compensation Committee	$ 8,000
Nominating and Corporate Governance Committee	$ 8,000
Chairman of the Board	$ 25,000
Audit Committee Chair	$ 15,000
Compensation Committee Chair	$ 12,000
Nominating and Corporate Governance Committee Chair	$ 10,000

(1)

All annual cash retainers are paid in quarterly installments. Annual grants of restricted stock units, referenced in footnote 2 below, are paid in full following the election of directors at the annual meeting.

(2)

Consists of an $80,000 cash retainer and an award of restricted stock units of Company stock having an aggregate market value at the time of grant of $120,000. Restricted stock units vest in full on the first anniversary of the grant date.

The following table summarizes the compensation paid to our directors during 2019, other than Mr. Yeagy, whose compensation is discussed below under Executive Compensation.

Director Compensation for Year-End December 31, 2019
NAME	(1) FEES EARNED OR PAID IN CASH ($)	(2) STOCK AWARDS ($)	(3) ALL OTHER COMPENSATION ($)	TOTAL ($)
Martin C. Jischke	$123,000	$110,013	$—	$233,013
Therese M. Bassett	$10,956	$55,012	$—	$65,968
John G. Boss	$96,000	$143,583	$3,901	$243,484
John E. Kunz	$103,000	$110,013	$4,181	$217,194
Larry J. Magee	$96,000	$110,013	$3,901	$209,914
Ann D. Murtlow	$98,000	$110,013	$—	$208,013
Scott K. Sorensen	$102,000	$110,013	$4,141	$216,154
Stuart A. Taylor II	$40,833	$73,321	$—	$114,154

26	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Corporate Governance

(1)

Consists of cash fees earned in 2019 for annual retainers. This column includes any amounts a director elects to defer pursuant to the Non-Qualified Deferred Compensation Plan. The terms of this plan are discussed below.

(2)

For Dr. Jischke, Ms. Murtlow and Messrs. Boss, Kunz, Magee and Sorensen, consists of a grant of 7,489 restricted stock units on May 21, 2019, which vest on May 21, 2020 and, for Mr. Boss only, a grant of 2,253 fully vested shares of common stock on November 14, 2019. For Ms. Bassett, consists of a grant of 3,665 restricted stock units on November 20, 2019, which vest on May 21, 2020. For Mr. Taylor, consists of a grant of 5,484 restricted stock units on August 23, 2019, which vest on May 21, 2020. As of December 31, 2019, each of the non-employee directors other than Ms. Bassett and Mr. Taylor held 4,883 unvested restricted stock units; Ms. Bassett and Mr. Taylor held 3,665 and 5,484 unvested restricted stock units as of December 31, 2019, respectively.

(3)

Consists of the Company’s match pursuant to our Non-Qualified Deferred Compensation Plan. The Company fully matches the first 3% of earnings deferred by a participant under the Non-Qualified Deferred Compensation Plan. In addition, the Company will contribute 1⁄2% for each additional percent of deferred earnings contributed by the participant, up to a maximum of 5% of the participant’s deferred earnings (thus resulting in a maximum of a 4% Company match on a participant’s deferral of 5% of his/her earnings).

Non-employee Director Stock Ownership Guidelines

The Board believes that it is important for each director to have a financial stake in the Company because it aligns the director’s interests with those of the Company’s stockholders. To meet this objective, the Board has established stock ownership guidelines, which require each non-employee director to hold 50% of all Company shares received through Company incentive compensation plans (the “Director Holding Requirement”) until the non-employee director achieves a target ownership level equal to five (5) times the cash portion of the non-employee director’s Annual Board Retainer (provided, however, that the Director Holding Requirement shall never prohibit a director from withholding, selling, or tendering enough shares from an equity award to satisfy all applicable withholding taxes on such award). Once a non-employee director has achieved his/her stated target ownership level, s/he is no longer required to adhere to the Director Holding Requirement, unless and until his/her ownership level falls below the target.

For purposes of calculating target ownership levels, the following types of Company shares are counted: stock owned by the non-employee director; vested and unvested restricted stock and restricted stock units; performance stock units deemed earned, but not yet vested; and stock owned through Company retirement plans.

Non-employee directors are required to comply with the Director Holding Requirement immediately upon their appointment as a director and are required to meet their target ownership level within five years of becoming a director. As of December 31, 2019, all non-employee directors had either met their target ownership level or had more time to do so, and all directors who had not yet met their target ownership level were in compliance with the Director Holding Requirement.

Other

The Company reimburses all directors for travel and other reasonable, necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s travel accident and directors’ and officers’ liability insurance policies. In addition, the Company allocates to each director an allowance of $10,000 (every two years) to reimburse costs associated with attending continuing education courses related to Board of Directors service.

WABASH NATIONAL CORPORATION	2020 Proxy Statement	27

Compensation Discussion and Analysis

Compensation Highlights

Our compensation program is designed to motivate our executives and other salaried employees to execute our business strategies and strive for higher company performance, while maintaining our core values, as described in our Proxy Statement Summary. Although Wabash National’s compensation program applies to most salaried employees, the following compensation discussion and analysis (“CD&A”) focuses on our compensation program and policies’ applicability to our Named Executive Officers, whom we refer to as NEOs. Our NEOs for 2019 are as follows:

Brent L. Yeagy President and Chief Executive Officer

Dustin T. Smith Former Senior Vice President and Group President – Commercial Trailer Products (“Group President – CTP”); Current Senior Vice President, Global Operations	Jeffery L. Taylor Former Senior Vice President and Chief Financial Officer*

Melanie D. Margolin Senior Vice President and General Counsel, Corporate Secretary	Michael N. Pettit Former Senior Vice President and Group President – Final Mile Products (“Group President – FMP”); Current Senior Vice President and Chief Financial Officer*

*	Mr. Taylor’s employment with Wabash ended on January 16, 2020. Mr. Pettit succeeded Mr. Taylor as our Chief Financial Officer.

2019 Compensation Program Changes

For 2019, we adopted changes to our short-term management incentive plan, or MIP Plan, and our long-term incentive plan, or LTI Plan, that we believe strengthened the connection between pay and performance and further aligned the incentives of our NEOs with our strategic objectives and the interests of our stockholders.

For the 2019 MIP Plan, performance was measured based on operating income (70% weighting) and free cash flow (30% weighting), rather than the 2018 measures of operating income (80% weighting) and return on invested capital (20% weighting), to more closely align the incentives provided by our MIP Plan with our strategic objectives and our balanced focus on cash management.

In our 2019 LTI Plan, we introduced a new performance metric, net working capital as a percentage of revenue, for our Performance Share Units awards to replace the cumulative free cash flow performance metric used in 2018. We added net working capital as a percentage of revenue as a performance metric in 2019 to strengthen the incentives provided by our LTI Plan for balance sheet discipline and our cash management objectives.

28	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Compensation Discussion and Analysis

Compensation Best Practices

Highlighted below are certain executive compensation governance practices (that we employ and avoid) that support the needs of our business, drive performance and align with our stockholders’ long-term interests. These practices include:

PRACTICES WE EMPLOY

✔	Pay for Performance

✔	Market Competitive Executive Severance/Change in Control Policy

✔	Annual Peer Review

✔	Incentive Compensation Designed to Discourage Excessive Risk-Taking

✔	Annual NEO Performance and Pay Review

✔	Rigorous Stock Ownership Requirements for Executives and Non-Employee Directors

✔	Engage Independent Compensation Consulting Firm

PRACTICES WE AVOID

×	Pledging, Hedging, and Short Sales of Our Stock

×	Repricing Underwater Stock Options or Stock Appreciation Rights Without Stockholder Approval

×	Employment Contracts

×	Executive Pension Plans

×	Substantial Perquisites

×	Having Non-Independent Directors on the Compensation Committee

×	Single Trigger Change in Control Benefits

WABASH NATIONAL CORPORATION	2020 Proxy Statement	29

Compensation Discussion and Analysis

Summary of Compensation Elements

A summary of each component of Wabash National’s compensation program is summarized in the table below. A more detailed discussion of each element can be found below under the heading “Compensation Program Elements.”

COMPONENT	DESCRIPTION	WHERE REPORTED IN THE EXECUTIVE COMPENSATION TABLES
Base Salary	• Fixed cash compensation. • Takes into consideration executive’s level of responsibility, experience, knowledge and performance, internal equity considerations, and a competitive market assessment.	• Summary Compensation Table – “Salary” column
Short-Term Incentive Award

•  Variable short-term incentive paid in cash based on annual performance against company-wide financial goals.

•  Purpose is to promote the achievement of short-term financial goals aligned with fiscal year operational objectives and stockholder interests.

• Summary Compensation Table – “Non-Equity Incentive Plan Compensation” column • Grants of Plan-Based Awards Table – “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column
Long-Term Incentive Award

•  Variable compensation delivered through a combination of Performance Stock Units and Restricted Stock Units.

•  Objectives are to create alignment with stockholder interests and promote achievement of longer-term financial and strategic objectives, reward executives for long-term growth and performance of the Company and encourage executive retention.

•  Summary Compensation Table – “Stock Awards” column

•  Grants of Plan-Based Awards Table – “Estimated Possible Payouts Under Equity Incentive Plan Awards” column

•  Outstanding Equity Awards at Fiscal Year-End table

•  Option Exercises and Stock Vested Table

Perquisites	• We provide limited perquisites to help us remain competitive with the market.	• Summary Compensation Table – “All Other Compensation” column
Retirement and Deferred Compensation Benefits

•  The NEOs participate in our 401(k) plan, which includes a company match, on the same terms as all other salaried employees.

•  A select group of employees, including the NEOs, can elect to defer their base salary and/or MIP Awards under our non-qualified deferred compensation plan. We partially match employee contributions when the performance of the Company allows.

• Summary Compensation Table – “All Other Compensation” column • Non-Qualified Deferred Compensation Table
Potential Payments Upon Change in Control and Certain Terminations of Employment

•  Encourages executives to operate in the best interests of stockholders both before and after a Change in Control event.

•  Provides market competitive benefits in the event of certain terminations of employment.

• Potential Payments on Termination or Change in Control Payment and Benefits Estimate Table

Our 2019 Say-on-Pay Vote

The Compensation Committee carefully considered the results of the Company’s “Say-on-Pay Vote” taken by stockholders at its 2019 Annual Meeting, and the Committee plans to continue to carefully consider the results of this vote each year. At the 2019 Annual Meeting, over 97% of the stockholder votes cast on the proposal were cast

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Compensation Discussion and Analysis

in favor of the resolution stating that the stockholders “approve the compensation of Wabash National’s executive officers.” The Compensation Committee believes that the level of support indicated by this vote reflects favorably on the Company’s executive compensation program, which emphasizes “pay for performance,” even in the highly cyclical industry in which Wabash National operates.

Compensation Objectives and Philosophy

The primary objectives and philosophy of our compensation programs are to (i) drive executive behaviors that maximize long-term stockholder value creation, (ii) attract and retain talented executive officers with the skills necessary to successfully manage and grow our business, and (iii) align the interests of our executive officers with those of our stockholders by rewarding them for strong Company performance. In support of these objectives, we:

•

Target NEO total compensation package competitive with peers – We regularly compare our NEOs’ total compensation levels, as well as the elements of our NEO pay, with companies of a similar industry, size and complexity;

•

Deliver a meaningful proportion of NEO compensation in share-based incentives – In 2019, 60.7% to 48.6% of NEO total direct compensation was targeted to be delivered in the form of restricted stock units and performance stock units, with a goal of driving sustainable stockholder value;

•

Encourage NEOs to be long-term stockholders – In addition to delivering a significant portion of each of our NEO’s compensation in share-based compensation, we also require that each of our NEOs hold shares of our stock equal to a multiple of his or her base salary; and

•

Weight a significant portion of NEO compensation toward variable and performance-based pay elements – In 2019, approximately 74.3% to 80.4% of NEO total direct compensation was targeted to be delivered in variable Short-Term (annual) or Long-Term incentive compensation. As shown below, approximately 80.4% of Mr. Yeagy’s target total direct compensation in 2019 was in the form of Short-Term or Long-Term incentive compensation.

WABASH NATIONAL CORPORATION	2020 Proxy Statement	31

Compensation Discussion and Analysis

Compensation Methodology and Process

The Compensation Committee, consisting of only independent members of the Board, is responsible for considering, recommending, and approving our incentive compensation plans and our equity-based plans for our executive officers. In connection with that work, the Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the CEO’s and other executive officers’ compensation, evaluating their performance in light of those goals and objectives, and setting compensation levels based on the evaluations. In addition, the Compensation Committee annually reviews and recommends to the Board the forms and amounts of director compensation.

To assist it in setting executive compensation for 2019, the Compensation Committee engaged Meridian, an independent compensation consultant, to help ensure that our compensation packages remain competitive with the market. (Additional details about Meridian’s role is discussed below under the heading “The Role of the Independent Compensation Consultant.”) In addition to reviewing the market data provided by Meridian, the Compensation Committee also considered the following factors when making compensation decisions for each of our NEOs in 2019:

•

The CEO’s evaluation of each of the other NEOs’ performance, as well as his recommendations for changes to the NEOs’ base salaries (if any) and MIP and LTI targeted award levels. Note that the Compensation Committee has the discretion to accept, reject or modify any of the CEO’s recommendations, and the NEOs are not present during these discussions;

•	Our Directors’ annual evaluation of the CEO’s performance, as obtained by the Nomination and Governance Committee, and delivered by the Compensation Committee;

•	The expected cost of the incentive plans to the Company and the present and future availability of shares under our equity plans; and

•	The results of our annual non-binding “say-on-pay” proposal, as discussed above under the heading “Our 2019 Say-On-Pay Vote.”

The Role of Independent Compensation Consultant

As noted above, for 2019, the Compensation Committee retained Meridian to provide compensation market data and generally review and advise the Committee regarding our compensation programs, policies and disclosures.

Specifically, Meridian’s engagement encompasses advisory services such as annual review of executive compensation philosophy, a competitive assessment of executive compensation levels and “pay-for-performance” linkage, executive cash and equity incentive program design, competitive assessment of non-employee director compensation, and other ad hoc support. Meridian works at the direction of, and reports directly to, the Compensation Committee. Meridian does not provide any other services to Wabash National.

The Compensation Committee has evaluated Meridian as a compensation consultant, taking into consideration all relevant factors required under NYSE listing standards, and has determined, based on its analysis in light of all relevant factors, that the work of Meridian has not created any conflicts of interest, and that Meridian is independent pursuant to the independence standards set forth in the NYSE listing standards promulgated pursuant to Section 10C of the Exchange Act.

Peer Group Analysis and Compensation Market Data

As referenced above, Meridian provides the Compensation Committee with market compensation data to help the Compensation Committee assess the competitiveness of total compensation for each NEO. However, the Committee does not use this data to specifically “benchmark” or target a certain percentage or level of

32	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Compensation Discussion and Analysis

compensation for the NEOs compared to our peer groups. Rather, the Committee considers competitive peer group data as one significant factor in setting pay levels and amounts, and retains the flexibility to also consider subjective factors, such as each executive’s fulfillment of duties, teamwork, level of responsibility, knowledge, time in position, experience and internal equity among the executives with similar experience and job responsibilities in addition to market data.

Meridian provides the Compensation Committee with market data from the following two sources: (i) published proxies of companies specifically selected as proxy peer companies (the “Proxy Peer Group”), and (ii) the proprietary Equilar database (the “Equilar Peer Group”). In setting 2019 compensation, the Committee utilized data from the Proxy Peer Group as the primary data source to assess the competitive positioning for the CEO and CFO’s target compensation. Given the limited positional data available from proxies, the Committee utilized data from the Equilar Peer Group as the primary data source to assess competitive positioning for the other NEOs. Data from the Equilar Peer Group was considered a secondary data source for the CEO and CFO positions.

With the help of Meridian, the Committee reviews annually both peer groups to confirm that they continue to be appropriate comparator groups for NEO compensation and makes adjustments as it deems appropriate. The companies in the Proxy Peer Group and the Equilar Peer Group are similar to Wabash National in revenue, complexity, and market capitalization, as shown in the table below:

	REVENUE*	MARKET CAPITALIZATION**
Proxy Peer Group
Range	$836 million to $4.201 billion	$250 million – $11.553 billion
Median	$2.198 billion	$2.368 billion
Equilar Peer Group
Range	$748 million to $4.090 billion	$623 million – $11.553 billion
Median	$2.182 billion	$3.844 billion
Wabash National Corporation	$2.3 billion	$1.328 billion

*	Revenues for the Proxy Peer Group and the Equilar Peer Group reflect those from the most recent four quarters reported as of 9/30/2018. The revenue shown for Wabash relates to our 2018 fiscal year.

**	As of September 30, 2018.

The companies that make up the Proxy Peer Group and Equilar Peer Group for 2019 are reported in the following tables.

2019 PROXY PEER GROUP
A.O. Smith	Donaldson Company	Meritor, Inc.
Actuant Corporation	EnPro Industries, Inc.	Modine Manufacturing Company
Allison Transmission Holdings, Inc.	Federal Signal Corporation	Nordson Corp.
Barnes Group	Greenbrier Companies, Inc.	Tower International, Inc.
Briggs & Stratton Corporation	Harsco Corporation	Wabtec Corporation
Chart Industries, Inc.	IDEX Corporation	Woodward, Inc.
Commercial Vehicle Group, Inc.	ITT, Inc.

WABASH NATIONAL CORPORATION	2020 Proxy Statement	33

Compensation Discussion and Analysis

2019 EQUILAR PEER GROUP
A.O. Smith	Flowserve Corporation	Snap-On Incorporated
Actuant Corporation	Franklin Electric Co., Inc.	SPX Flow, Inc.
Chart Industries Inc.	Graco, Inc.	The Timken Company
Coherent Inc.	Hillenbrand, Inc.	The Toro Company
Donaldson Company	IDEX Corporation	Tower International, Inc.
ESCO Technologies, Inc.	Meritor, Inc.	TriMas Corporation
Federal Signal Corporation	Nordson Corp.	WABCO Holdings, Inc.

Compensation Program Elements

The following information describes, in detail, each element of our executive compensation program for 2019, including a discussion of performance metrics and compensation levels. It is intended that this information be read in conjunction with the information provided in the tables that follow this CD&A.

Base Salary

Base salaries are intended to provide a stable source of compensation for each of our NEOs. In determining salary levels for each of our NEOs, the Committee takes into consideration a competitive market assessment provided to it by Meridian, the NEO’s individual performance, level of responsibility, experience and knowledge, as well as each NEO’s current salary as compared to the other NEOs and officers of the Company. The following table shows the changes that the Committee made to the NEOs’ base salaries during 2019 compared to their base salaries in effect at the end of 2018. All base salary increases were effective as of January 1, 2019.

NAME	2019 ANNUAL BASE SALARY	% INCREASE FROM 2018
Mr. Yeagy	$840,000	5.0%
Mr. Taylor	$458,000	4.1%
Ms. Margolin	$400,000	6.7%
Mr. Smith	$375,000	5.6%
Mr. Pettit	$325,000	18.2%

Our Committee’s review of the Proxy Peer Group data showed that Mr. Pettit’s base salary was approximately 26% below the market median, so the Committee decided to provide him with significant base salary increase in 2019 in an effort to better align his compensation internally and with the external market. As shown in the table above, the Committee also approved modest increases for each of the NEOs, in each case in recognition of the NEO’s performance during the preceding year and to better align the NEO’s base salary with the Proxy Peer Group data.

Short-Term Incentive Plan

Our short-term incentive plan, or MIP Plan, is designed to reward participants (which include each of the NEOs as well as other key executives and employees) with a cash bonus for meeting or exceeding financial and other performance goals during a calendar year. At the beginning of each year, we establish a target MIP rate for each participant, which is equal to the percentage of the participant’s base salary that he or she will receive as a cash bonus if the MIP goals are achieved at target. However, the actual bonus received may be higher or lower, depending on our financial performance against pre-established performance metrics, which are described in more detail below. We also have the ability, in our discretion, to decrease (or completely eliminate) a participant’s MIP bonus if he or she fails to meet his or her personal performance criteria reviewed during the Company’s employee performance review process.

34	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Compensation Discussion and Analysis

MIP Target Rates

After review and consideration of peer group data and discussion with Meridian, the Committee approves target MIP rates for each of our NEOs, expressed as a percentage of base salary. The 2019 target MIP rates for each NEO were as follows:

2019 TARGET MIP RATE
Mr. Yeagy	100%
Mr. Taylor	70%
Ms. Margolin	65%
Mr. Smith	70%
Mr. Pettit	65%

Performance Metrics and Results for the 2019 MIP Plan

As mentioned above, we made changes to our MIP Plan performance metrics for 2019 to more closely align our MIP incentives with our strategic objectives and our focus on cash management. Specifically, for 2019, we replaced the return on invested capital goal that we used in 2018 with a Free Cash Flow goal for 2019, but retained the Operating Income goal because the Committee deemed Operating Income critical to short-term success and is also a clear and easily measurable goal for Plan participants. We defined Operating Income and Free Cash Flow under the MIP as follows:

•	Operating Income means income from operations as reported in our financial statements

•

Free Cash flow is calculated as our EBITDA minus interest and taxes paid in cash, minus capital expenditures, and plus or minus change in working capital from the beginning of the year to the end of the year (excluding income tax accruals).

The level of achievement of Operation Income and Free Cash Flow for 2019 under the MIP are determined after adjusting results to exclude any cumulative effects of changes in GAAP during the year; cumulative effect of changes in applicable tax laws resulting in a discrete item of tax expense or benefit to the Company during the year; the transaction costs (including legal, due diligence and investment banking expenses) of any merger, acquisition or divestiture consummated during the performance period that has a total purchase or sale price of more than $20 million; any asset write-down or goodwill impairment expense during the performance period that exceeds $3 million; expenses associated with judgements or the settlement of any claims during the performance period that exceed $3 million; and the effects of items that are either of an unusual nature or infrequently occurring, as described in Financial Accounting Standards Board Accounting Standards Update No. 2015-01.

Both the Operating Income and the Free Cash Flow performance metrics under the MIP Plan may be achieved at a threshold, target or maximum level. The threshold, target and maximum goals were based on various outcomes considered by the Compensation Committee, with the target amounts reflecting the Company’s operating budget approved by the Board.

Because annual targets for performance goals are set at levels based on our expected financial performance for the year, the Committee believes that paying at 200% of a performance metric’s target for superior performance (set at 125% or greater of the applicable metric under the Board-approved operating budget) provides appropriate incentive to achieve outcomes clearly exceeding target expectations. However, by capping the potential payout at 200% for such superior performance, the Committee believes this reduces the risk that executives might be motivated to pursue excessively high short-term goals to maximize short-term payouts, at the expense of the long-term performance of the Company.

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Compensation Discussion and Analysis

The Committee further believes that threshold amounts, which are set at 75% or greater of the applicable metric under the Board-approved operating budget, represent sufficient performance to warrant incentive compensation, and that a potential payout equal to 35% of target is appropriate for such an achievement level. If the threshold level of performance for a particular goal is not achieved, the payout for that goal is zero. Actual MIP payouts are interpolated for performance between threshold and target or target and maximum.

The chart below details the goals necessary for the NEOs to achieve MIP payout in 2019:

(REPORTED IN MILLIONS)	THRESHOLD	TARGET	MAXIMUM	ACTUAL
Free Cash Flow (“FCF”) 30% of MIP Award	$71.25 million	$95 million	$118.75 million	$108.64 million
Corporate Operating Income (“OI”) 70% of MIP Award	$120.0 million	$160.0 million	$200.0 million	$142.79 million

Based on the results shown above, the NEOs each received an MIP payout for 2019 equal to 97.7% of target.

Long-Term Incentive Plan

Our long-term incentive plan, or LTI Plan, is designed to reward our executives, including NEOs, for increasing stockholder value. It is also intended to be used as an attraction and retention tool in recruiting and promoting executive talent.

Consistent with past practice, the Compensation Committee made annual LTI grants to the NEOs in February 2019 after the release of 2018 year-end financial results in connection with a regularly scheduled meeting of the Compensation Committee. For 2019, the Compensation Committee granted a mix of Performance Share Units (PSUs) and Restricted Stock Units (RSUs) to each of the NEOs. The PSUs and RSUs accounted for approximately 60% and 40%, respectively, of the target LTIP award value for each NEO. The Committee believes this mix is appropriate to emphasize its goals of encouraging stock ownership in Wabash National, retaining NEOs in the long-term, focusing NEOs on long-term growth in stockholder value and setting compensation that is reflective of market practice.

Determining LTI Award Values

In February 2019, the Compensation Committee established the target LTI grant value for each NEO. The Compensation Committee established the LTI grant value for each NEO based on the following factors: level of responsibility, individual performance, peer group data, and the number of shares available under the 2017 Omnibus Incentive Plan. The LTI rate and target grant value that the Compensation Committee established for each of the NEOs in February 2019 was as follows:

2019 LTI TARGET GRANT VALUE
Mr. Yeagy	$2,600,000
Mr. Taylor	$820,000
Ms. Margolin	$515,000
Mr. Smith	$536,000
Mr. Pettit	$400,000

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Compensation Discussion and Analysis

Summary of Terms of PSUs and RSUs

The general terms for the PSUs and RSUs awarded to the NEOs in 2019 are listed below:

	PSUs	RSUs
Performance Metrics	• Relative Total Shareholder Return • Cumulative Operating EBITDA • Net Working Capital as a % of Revenue	None
Performance Period	Three years (2019-2021)	None
Vesting Period	Earned awards, if any, vest in full on third anniversary of the grant date	Award vests in full on third anniversary of the grant date
Restrictions/Expiration	Earned only upon achievement of at least threshold performance level, and paid out in Wabash National Common Stock upon vesting	Restricted until vesting date, at which time they are settled in Wabash National Common Stock

Performance Share Unit Performance Metrics

As mentioned above, for 2019, the Committee decided to replace the Free Cash Flow goal with New Working Capital as a % of Revenue for two reasons: (1) to diversify performance goals since Free Cash Flow was added to our MIP Plan, and (2) to strengthen the incentives for balance sheet discipline and cash management objectives. The Committee chose to retain the Relative Total Shareholder Return metric and Cumulative Operating EBITDA metric to continue to emphasize the Company’s focus on long-term stockholder value creation and growth, respectively. As a result, the three independent performance metrics for the PSUs awarded in 2019 were as follows:

METRIC	% OF PSUs BASED ON SUCH METRIC
Relative Total Shareholder Return (“RTSR”)	50%
Cumulative Operating EBITDA	30%
Net Working Capital (“NWC”) as a % of Revenue	20%

Each of these metrics are independent of the other in calculating whether LTI Plan participants will earn the PSUs attributable to such metric.

Relative Total Shareholder Return

RTSR measures our total shareholder return against the total shareholder return of our peers. For the 2019 grants, RTSR will be measured relative to a group of similarly cyclical companies over a three-year period, as the Committee believes this is the fairest way to track and reward Company performance with regard to stockholder return in a highly-cyclical industry. RTSR performance will be measured in relation to the following “Cyclical Peer Group”:

Actuant Corporation (ATU)	Meritor, Inc. (MTOR)
PACCAR, Inc. (PCAR)	Commercial Vehicle Group, Inc. (CVGI)
Modine Manufacturing Company (MOD)	Spartan Motors, Inc. (SPAR)
Crane Co. (CR)	Navistar International Corporation (NAV)
Tower International, Inc. (TOWR)	Federal Signal Corporation (FSS)
Oshkosh Corporation (OSK)	Trinity Industries, Inc. (TRN)

WABASH NATIONAL CORPORATION	2020 Proxy Statement	37

Compensation Discussion and Analysis

The Cyclical Peer Group companies remain the same as in 2018, and were approved by the Committee following a review of Meridian’s analysis showing stock price correlation among these companies as compared to that of Wabash National. In the event any Cyclical Peer Group company ceases to be an independent, publicly traded company, or spins off one of its businesses during the performance period, the Committee may substitute an alternate cyclical company, in the order listed as follows: WABCO Holdings, Inc. (WBC), Timken Company (TKR) and Manitowoc Company (MTW).

The Company must achieve an RTSR ranking level within the Cyclical Peer Group of nine or above by the end of the three-year performance period for the NEOs to earn at least 50% of the PSUs tied to the RTSR metric. The chart below details the potential RTSR award rates for various ranking levels that trigger payment of PSUs tied to the RTSR metric under the 2019 LTI Plan:

Wabash National RTSR Ranking	1st	2nd	3rd	4th	5th	6th	7th	8th	9th	10th-13th
% of RTSR PSUs that will vest	200%	190%	180%	160%	140%	120%	100%	75%	50%	0%

Cumulative Operating EBITDA and NWC as a % of Revenue

The definitions of Cumulative Operating EBITDA and NWC as a % of Revenue are as follows:

•

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of goodwill or other intangibles and other non-operating income and expense. Cumulative Operating EBITDA Performance is calculated by totaling the Company’s Operating EBITDA results from each of the three performance period fiscal years.

•

NWC as a % of Revenue measures the Company’s management of cash. It is calculated by taking the average of the following for each of the three years in the performance period: the quotient of (1) the sum of total accounts receivable and inventory, less accounts payable and less customer deposits, divided by (2) net sales.

Cumulative Operating EBITDA and NWC as a % of Revenue will be adjusted to exclude: any cumulative effects of changes in GAAP during the performance period; cumulative effect of changes in applicable tax laws resulting in a discrete item of tax expense or benefit to the Company during the performance period; the transaction costs (including legal, due diligence and investment banking expenses) of any merger, acquisition or divestiture consummated during the performance period that has a total purchase or sale price of more than $30 million; any asset write-down or goodwill impairment expense during the performance period that exceeds $3 million; expenses associated with judgements or the settlement of any claims during the performance period that exceed $3 million; and the effects of items that are either of an unusual nature or infrequently occurring, as described in Financial Accounting Standards Board Accounting Standards Update No. 2015-01.

The chart below shows the level of Cumulative EBITDA performance that is necessary for the NEOs to earn the PSUs tied to such metric:

ACTUAL PERFORMANCE AS % OF TARGET	% OF PSUs EARNED
115%	200% (Maximum)
100%	100% (Target)
75%	50% (Threshold)
< 75%	0

38	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Compensation Discussion and Analysis

The level of NWC as a % of Revenue performance that is necessary for the NEOs to earn the PSUs tied to such metric are as follows:

ACTUAL PERFORMANCE AS % OF TARGET	% OF PSUs EARNED
125%	200% (Maximum)
100%	100% (Target)
85%	50% (Threshold)
< 85%	0

The percent of PSUs earned for actual Cumulative EBITDA performance or actual NWC as a % of Revenue performance that is between the performance levels set forth above will be interpolated.

Payout of PSUs for 2017 to 2019 Performance Cycle

The PSUs granted on February 17, 2017 were subject to a three-year performance period established by the Compensation Committee in the Company’s 2017 LTI Plan, which ended on December 31, 2019. Under the Company’s 2017 LTI Plan, the Committee established three performance metrics — RTSR, Cumulative EBITDA Performance, and Cumulative Free Cash Flow, weighted at 50%, 30% and 20%, respectively — for measurement over the three-year period. These metrics were independent of the other in calculating whether LTI Plan participants would earn the PSUs tied to such metric. The chart below details the performance goals and achievement levels of the goals for the PSUs issued under the 2017 LTI Plan:

	ACTUAL RESULTS	PERFORMANCE LEVEL ACHIEVED	% PSUs TIED TO METRIC EARNED
RTSR 50% of 2017 PSUs	10th Within Peer Group	Below Threshold of 9th Within Peer Group	0%
Cumulative EBITDA 30% of 2017 PSUs	$571 million	Below Target of $640 million	78%

Cumulative Free Cash Flow 20% of 2017 PSUs	$321 million	Below Target of $375 million	73%

As a result, each NEO earned 38% of the total targeted number of PSUs granted to them in February 2017. Each earned PSU vested on February 22, 2020 for the NEOs still employed by us on such date, which was three years from the original date of grant. Upon vesting, each NEO received one share of the Company’s Common Stock for each fully vested PSU.

Perquisites

We offer our NEOs various perquisites that the Committee believes, based on its annual compensation review, are reasonable to remain competitive. These perquisites constitute a small percentage of total compensation, and include executive physicals, credit monitoring, health club discounts, matching contributions to health savings accounts, and life/disability insurance. For more information on these perquisites and to whom they are provided, see footnote 3 to the Summary Compensation Table. In addition to the items reported in the Summary Compensation Table, NEOs, as well as other Company employees, are provided access to seats at a local sporting venue for personal use when not occupied for business purposes, in each case at no incremental cost to the Company.

WABASH NATIONAL CORPORATION	2020 Proxy Statement	39

Compensation Discussion and Analysis

Retirement and Deferred Compensation Benefits

Retirement Benefit Plan

The Company has adopted a Retirement Benefit Plan that is applicable to our NEOs. The purpose of the plan is to clearly define benefits that are to be provided to qualified employees who retire from the workforce after service to the Company. Additional information regarding this Plan, including definitions of key terms and a quantification of retirement benefits, is set forth below in the section entitled Potential Payments on Termination or Change in Control.

Tax-qualified Defined Contribution Plan

We maintain a tax-qualified defined contribution plan in the form of a traditional 401(k) plan with a Roth 401(k) option, either of which is available to a majority of the Company’s employees, including the NEOs. When the Company’s financial performance allows, the Company matches dollar-for-dollar the first 3% of compensation an employee places into these plans, and matches one-half of the next 2% contributed by the employee to the plan, up to federal limits. Any annual Company matches are reported under the “All Other Compensation” column, and related footnote 3 of the Summary Compensation Table.

Deferred Compensation Benefits

We maintain a non-qualified deferred compensation plan that allows eligible highly-compensated employees, including the NEOs, to voluntarily elect to defer receipt of all or a part of their cash compensation (base salary and MIP Plan payouts). The Company matches dollar-for-dollar the first 3% of compensation an employee places into the non-qualified deferred compensation plan, and matches one-half of the next 2% the employee contributes to the plan, up to a maximum of 5% of the participant’s deferred earnings. Any annual Company matches are reported under the “All Other Compensation” column and related footnote 3 of the Summary Compensation Table.

Participants may elect to invest amounts deferred under this program into one or more investment funds available under the plan from time to time. We do not guarantee earnings on any investments or otherwise pay any above market earnings on participants’ accounts. Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following retirement, as well as limited in-service distributions. The deferred compensation plan is unfunded and subject to forfeiture in the event of bankruptcy.

We make the non-qualified deferred compensation plan available to our highly-compensated employees as a means to attract, retain, and motivate employees by providing an additional method to save for retirement and a mechanism to defer taxation on a portion of compensation. Similar deferred benefits are commonly offered by companies with whom we compete for talent.

For additional information, see the Non-Qualified Deferred Compensation Table below.

Severance and Change in Control Benefits

Executive Severance Plan

We maintain the Wabash National Corporation Executive Severance Plan (the “ESP”), which provides severance protections to certain executives who are designated by the Compensation Committee as eligible to participate in the ESP, including all of the NEOs. The ESP is not intended to duplicate any benefits that may be provided under other Company compensation plans or arrangements, but rather to provide benefits to certain executives who agree to execute a release, non-compete, and non-solicitation agreement with the Company upon non-cause based terminations. For additional information regarding the ESP, including definitions of key terms and benefits, see the section entitled Potential Payments on Termination or Change in Control.

40	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Compensation Discussion and Analysis

Change in Control Plan

We have adopted a Change in Control Plan applicable to NEOs as well as other executives of the Company, as specifically designated by our Board of Directors. We determined that this plan was appropriate based on the prevalence of similar plans within the market, as well as the dynamic nature of the business environment in which we operate. We also believe the Change in Control Plan is an appropriate tool to motivate executive officers to exhibit the proper behavior when considering potential business opportunities because defining compensation and benefits payable under various merger and acquisition scenarios enable the NEOs to set aside personal financial and career objectives and focus on maximizing stockholder value. Furthermore, the Change in Control Plan encourages continuity of the leadership team through the completion of the change in control because the plan does not provide any benefits as the result of an NEO’s voluntary termination of employment.

Additional information regarding the Change in Control Plan, including definitions of key terms and a quantification of benefits that would be received assuming a triggering event on December 31, 2019, is set forth below in the Potential Payments on Termination or Change in Control — Payment and Benefit Estimates table.

Executive Stock Ownership Guidelines

Our stock ownership guidelines encourage our executive officers to maintain a certain equity stake in the Company, which aligns their interests with those of other stockholders. Our current stock ownership guidelines provide that each executive is required to hold 100% of the net number of Company shares received through the Company’s incentive compensation plans, meaning the total number of shares received less the number of shares that would need to be sold, withheld, or tendered to pay withholding taxes and, if applicable, the exercise price of stock options (the “Executive Holding Requirement”) until the executive achieves the target ownership levels set for his/her position. Once a Company executive has achieved his/her stated target ownership level, s/he is no longer required to adhere to the Executive Holding Requirement, unless and until his/her ownership level falls below the target. The target ownership levels are as follows:

CEO	Five (5) times base salary
CFO, COO	Three (3) times base salary
Business Unit Presidents	Two-and-one-half (2 1⁄2) times base salary
Other Executive Officers	Two-and-one-half (2 1⁄2) times base salary

For purposes of calculating target ownership levels, the following types of Company shares are counted: stock owned by the executive (including through retirement plans); vested and unvested restricted stock and restricted stock units; and performance stock units deemed earned, but not yet vested. Company executives are required to comply with the guidelines and the Executive Holding Requirement immediately upon hire or promotion and the Compensation Committee reviews compliance with the guidelines on a periodic basis. As of December 31, 2019, all our NEOs were in compliance with the guidelines, either because each NEO had met his or her target ownership level or because he or she was adhering to the Executive Holding Requirement.

Insider Trading Policy and Anti-Hedging Rules

We maintain an Insider Trading Policy that applies to all our employees, including our NEOs, and directors, which prohibits them from trading in our securities at times when they have material, non-public information about our Company’s affairs. Our Insider Trading Policy also includes anti-hedging rules, which prohibits certain executive officers, including our NEOs, and other employees from engaging in, directly or indirectly:

•	selling short our Common Stock;

•	pledging of Company securities and/or holding Company securities in margin accounts; and

WABASH NATIONAL CORPORATION	2020 Proxy Statement	41

Compensation Discussion and Analysis

•

transactions in derivative securities (including put and call options), zero-cost collars, equity swaps, exchange funds and forward sale contracts, or any other hedging and/or offsetting transactions regarding our Common Stock that allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities.

The following is a list of the specific employees that are covered by the anti-hedging rules in our Insider Trading Policy: (1) all directors and executive officers as defined under Section 16 of the Exchange Act, (2) all direct reports to our CEO, (3) all Directors of Finance for each of our business segments, (4) all Group Presidents and/or General Managers of our financial reporting segments, (5) all Financial Reporting Department employees, (6) all Tax and Treasury Department employees, (7) all employees regularly and routinely involved in corporate-wide business development and/or mergers and acquisitions activities and reviews, and (8) all executive assistants to the CEO, CFO, General Counsel and the Group Presidents or General Managers of the Company’s financial reporting segments. In addition, the Company may deem additional persons to be temporarily subject to the anti-hedging rules based upon certain activities or circumstances in its discretion.

Compensation Risk Assessment

The Board of Directors has concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company for the following reasons:

•	the performance metrics for determining short-term incentive awards are based on publicly reported metrics and, therefore, are not easily susceptible to manipulation;

•	the maximum payouts for short-term incentive awards are capped, thereby reducing the risk that executives might be motivated to pursue excessively high short-term goals to maximize short-term payouts;

•

the maximum number of long-term incentive awards that are performance-based are also capped, thereby reducing the risk that executives may be motivated to pursue excessively high performance targets (at the expense of long-term strategic growth) to maximize the number of performance-based awards received; and

•	the Company’s stock ownership guidelines incentivize our executives to focus on the Company’s long-term, sustainable growth.

42	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Wabash National Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (including through incorporation by reference to this Proxy Statement).

COMPENSATION COMMITTEE

Scott K. Sorensen

Therese M. Bassett

John G. Boss

Martin C. Jischke

John E. Kunz

Larry J. Magee

Ann D. Murtlow

Stuart A. Taylor II

WABASH NATIONAL CORPORATION	2020 Proxy Statement	43

Executive Compensation Tables

In this section, we provide tabular and narrative information regarding the compensation of our NEOs for the fiscal year ended December 31, 2019.

Summary Compensation Table for the Year Ended December 31, 2019

The following table summarizes the compensation of the NEOs for the year ended December 31, 2019 and for the years ended December 31, 2018 and 2017.

NAME AND PRINCIPLE POSITION	YEAR	SALARY	BONUS	STOCK AWARDS (1)	NON-EQUITY INCENTIVE PLAN COMPENSATION (2)	ALL OTHER COMPENSATION (3)	TOTAL
Brent L. Yeagy President, Chief Executive Officer, Director	2019	$840,000	$—	$2,655,572	$820,285	$78,709	$4,394,566
	2018	$690,666	$—	$2,107,578	$—	$32,943	$2,831,187
	2017	$500,000	$—	$1,001,270	$296,250	$42,665	$1,840,185
Jeffery L. Taylor Senior Vice President, Chief Financial Officer	2019	$458,000	$—	$837,523	$313,076	$44,379	$1,652,978
	2018	$440,000	$—	$927,264	$—	$20,975	$1,388,239
	2017	$425,000	$—	$788,260	$235,025	$41,771	$1,490,056
Melanie D. Margolin Senior Vice President and General Counsel, Corporate Secretary	2019	$400,000	$—	$526,010	$253,898	$1,820	$1,181,728
Dustin T. Smith Senior Vice President, Group President, Commercial Trailer Products	2019	$375,000	$—	$547,458	$256,339	$36,558	$1,215,355
	2018	$355,000	$—	$610,338	$—	$19,780	$985,118
	2017	$298,469	$—	$562,607	$166,388	$33,679	$1,061,142
Michael N. Pettit Senior Vice President, Group President Final Mile Products	2019	$325,000	$—	$408,544	$206,292	$34,211	$974,047
	2018	$275,000	$—	$602,597	$—	$20,900	$898,497

(1)

Amounts represent the aggregate grant date fair value of grants of RSUs and PSUs made to each NEO during 2019 under the Company’s 2019 LTI Plan, as computed in accordance with FASB ASC Topic 718, which (1) excludes the effect of estimated forfeitures and (2) assumes that the PSUs are earned at Target. The amounts shown for the PSU awards at the “Target” performance levels are as follows: Mr. Yeagy – $1,631,002; Mr. Taylor – $514,394; Ms. Margolin – $323,062; Mr. Smith – $336,241; and Mr. Pettit – $250,917. If the Company achieves “Maximum” performance levels for both PSU performance metrics, then the value of the PSUs would be as follows: Mr. Yeagy – $3,073,710; Mr. Taylor – $969,403; Ms. Margolin – $608,828; Mr. Smith – $633,665; and Mr. Pettit – $472,867. Further information regarding the valuation of equity awards can be found in Note 15 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)	Represents amounts paid pursuant to our MIP Plan.

44	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

(3)	Amounts in this column consist of the following amounts:

NAME	COMPANY CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS (a)	EXECUTIVE PHYSICAL (b)	TOTAL ALL OTHER COMPENSATION
Brent L. Yeagy	$78,709	$—	$78,709
Jeffery L. Taylor	$42,693	$1,686	$44,379
Melanie D. Margolin	$—	$1,820	$1,820
Dustin T. Smith	$36,558	$—	$36,558
Michael N. Pettit	$32,928	$1,283	$34,211

(a)	Includes Company matches of amounts deferred by an NEO into the Company’s 401(k) and non-qualified deferred compensation plans.

(b)	Includes a tax gross up on the reimbursement of the executive physical for the following amounts: Mr. Taylor – $93; Ms. Margolin – $185; and Mr. Pettit – $67.

WABASH NATIONAL CORPORATION	2020 Proxy Statement	45

Executive Compensation Tables

Grants of Plan-Based Awards for the Year Ended December 31, 2019

The following table summarizes the awards we made under our MIP Plan and LTI Plan to our NEOs in 2019.

		ESTIMATED POSSIBLE PAYOUTS UNDER NON- EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (3) (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS (4) ($)
NAME	GRANT DATE (1)	THRESHOLD ($) (35%)	TARGET ($) (100%)	MAXIMUM ($) (200%)	THRESHOLD (#) (50%)	TARGET (#) (100%)	MAXIMUM (#) (200%)
Brent L. Yeagy		$294,000	$840,000	$1,680,000
	2/21/2019				52,596	105,192	210,384		$1,631,002
	2/21/2019							70,128	$1,024,570
Jeffery L. Taylor		$112,210	$320,600	$641,200
	2/21/2019				16,588	33,176	66,352		$514,394
	2/21/2019							22,117	$323,129
Melanie D. Margolin		$91,000	$260,000	$520,000
	2/21/2019				10,418	20,836	41,672		$323,062
	2/21/2019							13,891	$202,948
Dustin T. Smith		$91,875	$262,500	$525,000
	2/21/2019				10,843	21,686	43,372		$336,241
	2/21/2019							14,457	$211,217
Michael N. Pettit		$73,938	$211,250	$422,500
	2/21/2019				8,092	16,183	32,366		$250,917
	2/21/2019							10,789	$157,627

(1)	These columns show the range of cash payouts under our 2019 MIP Plan as described in the section titled “Short-Term Incentive Plan” in the CD&A.

(2)	Represents the potential payout range of PSUs granted in 2019 pursuant to the 2017 Omnibus Incentive Plan.

(3)	Represents the number of RSUs granted in 2019 pursuant to the 2017 Omnibus Incentive Plan.

(4)

The amounts shown in this column represent the grant date fair market value of the PSUs and RSUs, as determined pursuant to FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amount reported for the PSUs represents the grant date fair value assuming the target performance goals were met.

46	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End December 31, 2019

The following table summarizes all equity awards that were granted in 2019 and prior years that remain outstanding as of December 31, 2019.

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT YET VESTED (#) (1)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($) (2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (3)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT YET VESTED ($) (2)
Brent L. Yeagy	2/23/2012	19,810	—	$10.85	2/23/2022	—	—	—	—
	2/19/2014	8,170	—	$13.32	2/19/2024	—	—	—	—
	2/17/2015	11,380	—	$14.16	2/17/2025	—	—	—	—
	—	—	—	—	—	129,942	$1,908,845	77,863	$1,143,807
Jeffery L. Taylor	2/20/2013	4,620	—	$9.61	2/20/2023	—	—	—	—
	2/19/2014	8,170	—	$13.32	2/19/2024	—	—	—	—
	2/17/2015	11,380	—	$14.16	2/17/2025	—	—	—	—
	—	—	—	—	—	56,085	$823,889	26,639	$391,327
Melanie D. Margolin	—	—	—	—	—	23,891	$350,959	10,418	$153,040
Dustin T. Smith	2/19/2014	767	—	$13.32	2/19/2024	—	—	—	—
	2/17/2015	1,500	—	$14.16	2/17/2025	—	—	—	—
	—	—	—	—	—	40,979	$601,984	17,459	$256,473
Michael N. Pettit	2/19/2014	510	—	$13.32	2/19/2024	—	—	—	—
	2/17/2015	1,500	—	$14.16	2/17/2025	—	—	—	—
	—	—	—	—	—	30,862	$453,366	12,860	$188,913

WABASH NATIONAL CORPORATION	2020 Proxy Statement	47

Executive Compensation Tables

(1)

This column includes all outstanding RSUs plus the PSUs that were granted during 2017 for which the performance goals were met as of 12/31/19 but did not vest until February 22, 2020. The vesting dates of these awards are as follows:

NAME	VESTING DATE	NUMBER OF UNITS
Brent L. Yeagy	2/22/2020	26,125	*
	2/21/2021	18,151
	6/2/2021	15,538
	2/21/2022	70,128
Jeffery L. Taylor	2/22/2020	20,567	*
	2/21/2021	13,401
	2/21/2022	22,117
Melanie D. Margolin	5/15/2021	10,000
	2/21/2022	13,891
Dustin T. Smith	2/22/2020	10,201	*
	10/1/2020	7,500
	2/21/2021	8,821
	2/21/2022	14,457
Michael N. Pettit	2/22/2020	6,217	*
	1/1/2021	7,500
	2/21/2021	6,356
	2/21/2022	10,789

* Combines the RSUs and PSUs that were granted on 2/22/17.

(2)	Market value is equal to the closing price of our common stock on December 31, 2019 as reported on the NYSE ($14.69 per share), times the number of unvested shares.

(3)

The number of PSUs shown in this column reflects the threshold performance level for the 2018 awards, and the threshold performance level for the 2019 awards in accordance with SEC regulations requiring that the number of PSUs shown be based on achieving threshold performance goals or, if the previous fiscal year’s performance has exceeded the threshold, the next higher performance measure (target or maximum) that exceeds the previous fiscal year’s performance. The vesting dates for these awards are as follows:

NAME	VESTING DATE	NUMBER OF UNITS
Brent L. Yeagy	2/21/2021	13,613
	6/2/2021	11,654
	2/21/2022	52,596
Jeffery L. Taylor	2/21/2021	10,051
	2/21/2022	16,588
Melanie D. Margolin	2/21/2022	10,418
Dustin T. Smith	2/21/2021	6,616
	2/21/2022	10,843
Michael N. Pettit	2/21/2021	4,768
	2/21/2022	8,092

48	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

Option Exercises and Stock Vested During 2019

The following table sets forth information concerning the exercise of options and the vesting of stock awards during 2019 by each of the NEOs:

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (1)
Brent L. Yeagy	—	—	49,099	$699,859
Jeffery L. Taylor	—	—	37,661	$543,448
Melanie D. Margolin	—	—	—	$—
Dustin T. Smith	—	—	6,059	$87,431
Michael N. Pettit	—	—	11,752	$169,581

(1)	Calculated as the number of shares vested multiplied by the market price of stock on the date of vesting.

Non-Qualified Deferred Compensation

The table below sets forth, for each NEO, information regarding participation in our non-qualified deferred compensation plan.

NAME	EXECUTIVE CONTRIBUTION (IN LAST FY) (1)	REGISTRANT CONTRIBUTION (IN LAST FY) (2)	AGGREGATE EARNINGS (IN LAST FY) (3)	AGGREGATE WITHDRAWALS/DISTRIBUTIONS	AGGREGATE BALANCE (AT LAST FYE) (4)
Brent L. Yeagy	$125,401	$67,509	$179,644	$93,398	$1,288,578
Jeffery L. Taylor	$290,289	$31,493	$121,622	$72,488	$801,186
Melanie D. Margolin	—	—	—	—	—
Dustin T. Smith	$31,698	$25,358	$152,211	$26,694	$707,022
Michael N. Pettit	$119,649	$21,728	$39,653	$14,400	$351,844

(1)

Amounts reflected in this column represent a portion of each NEO’s salary deferred in 2019. It also reflects the portion of the MIP award earned in 2019, but not paid until 2020, that each NEO elected to defer. 100% of these amounts are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table.

(2)	Represents company matching contributions. 100% of these amounts are also included in the Summary Compensation Table under the “All Other Compensation” column.

(3)

Amounts reflected in this column include changes in plan values during the last fiscal year, as well as any dividends and interest earned by the plan participant with regard to the investment funds chosen by such participant during the fiscal year. No portion of this amount was reported in the Summary Compensation Table for 2019.

WABASH NATIONAL CORPORATION	2020 Proxy Statement	49

Executive Compensation Tables

(4)

The following represents the extent to which the amounts that are reported in this aggregate balance column were previously reported as compensation to our NEOs in our Summary Compensation Table in years prior to 2019:

NAME	PRIOR YEARS ($)
Brent L. Yeagy	$411,102
Jeffery L. Taylor	$208,386
Melanie D. Margolin	—
Dustin T. Smith	$114,497
Michael N. Pettit	$27,620

Potential Payments on Termination or Change in Control

The section below describes the payments that may be made to NEOs in connection with a change in control or pursuant to certain termination events in 2019.

Retirement Benefit Plan

The Company maintains a Retirement Benefit Plan that is applicable to all employees, including our NEOs. The Plan provides that Retirees (as defined below) will receive the following benefits upon his or her retirement:

•	ability to exercise vested stock options through the 10th anniversary of the grant date;

•

ability to earn a pro-rata portion of any outstanding PSUs based on the portion of the performance period that the Retiree was employed, to be paid at the end of the performance period based on actual performance;

•	full vesting of all RSUs granted more than twelve (12) months prior to the Retiree’s retirement date;

•	payment of all eligible and unused vacation pay;

•	prorated MIP award payout for the year of retirement; and

•	service awards for retirees celebrating a 5, 10, 15, 20 or greater service anniversary in their year of retirement.

A “Retiree” is defined as: (a) an employee attaining at least 65 years of age, with no service requirement, as of his/her date of retirement, or (b) an employee attaining at least 55 years of age, who has completed his/her 10th year of service with the Company as of his/her date of retirement.

Prior to 2016, Retirees received different benefits depending on whether a Retiree was considered a “Regular Retiree” (defined as an executive attaining at least 65 years of age or older entering the tenth year of Company service) or an “Early Retiree” (defined as an executive attaining at least 55 years of age and entering the fifth year of Company service). As a result, certain awards that were granted prior to 2016 may receive different treatment than that described above, depending on the Retiree’s age and years of service when he or she retires.

Benefits Upon Death or Disability

Pursuant to a policy adopted in 2016, all equity awards granted during 2016 and later shall vest in full (and without proration) in the event of an employee’s termination of employment due to death or disability.

Executive Severance Plan

As noted previously in the CD&A, the Company maintains an Executive Severance Plan (“ESP”) that provides additional benefits to certain designated executives, including our NEOs , in the event we terminate their employment without cause. For purposes of the Plan, “cause” is defined as: (i) a participant’s willful and continued failure to perform his or her principal duties; (ii) conviction of, or a plea of guilty or nolo contendere to, any misdemeanor involving moral turpitude or dishonesty or any felony; (iii) illegal conduct or gross misconduct which

50	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

results in material and demonstrable damage to the business or reputation of the Company or an affiliate; (iv) gross negligence resulting in material economic harm to the Company or an affiliate; (v) material violation of the Company’s applicable Code of Business Conduct and Ethics or similar policy; or (vi) a participant’s breach of the restrictive covenants set out in the Plan (as described below). A “termination without cause” does not include terminations due to disability or death.

If we terminate an NEO without cause, the NEO would be entitled to receive the following severance benefits under the ESP:

•

Cash severance payments equal to a multiple of the sum of the participant’s (a) annual base salary and (b) target MIP award for the year of termination, payable in installments over the applicable severance period. The applicable multiple for the CEO is two times the above sum. The applicable multiple for the other NEOs is one and a half times the above sum;

•	A pro-rated MIP award payout for the year of termination, based upon actual Company performance through the end of the performance period;

•

Payment of any annual cash incentive bonus (MIP Award) that was otherwise earned for the fiscal year that ended prior to the termination of the participant’s employment, to the extent not previously paid;

•

Subject to the participant’s election of COBRA coverage, payment or reimbursement of the Company’s portion of medical, dental and vision care premiums for a period equal to (a) 24 months for the CEO, or (b) 18 months for the other NEOs; and

•	Outplacement services with a cost to the Company not in excess of $30,000.

To receive any of the severance benefits described above, a participant must agree to release all claims against the Company and its affiliates and comply with covenants not to compete with the Company, not to solicit or interfere with customers of the Company and not to solicit Company employees or contractors, in each case for a period equal to 24 months following termination, in the case of our CEO, or 18 months following termination in the case of our other NEOs.

If a participant’s employment is terminated in connection with a change in control of the Company in circumstances that would entitle the participant to severance benefits under the Change in Control Plan described below, then the participant will receive severance benefits only under the Change in Control Plan, and not under the ESP.

Change in Control Plan

We also maintain a Change in Control Plan that provides severance benefits to certain designated executives, including our NEOs, in the event their employment is terminated without cause, or they are terminated for good reason, in either case within two (2) years of a change in control (which we refer to as a “Qualifying Termination”). Under the Change in Control Plan:

•

a “change in control” means that (i) any person or group (other than any person or group that already owned more than 50% of the total fair market value of Company stock) acquires more than 50% of the total fair market value of Company stock; (ii) any one person or group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Company that represents 30% or more of the total voting power of Company stock; (iii) a majority of members of the Board is replaced during any 12-month period (without the approval of the incumbent directors); or (iv) any person or group acquires ownership of all or substantially all of the assets of Company.

•

“cause” means the employee’s (i) willful and continued failure to perform his duties; (ii) chronic alcoholism or addiction to non-medically prescribed drugs; (iii) theft or embezzlement of company property; (iv) conviction of, or plea of nolo contendre to, a felony or misdemeanor involving moral turpitude; or (v) material breach of any agreement with the Company.

WABASH NATIONAL CORPORATION	2020 Proxy Statement	51

Executive Compensation Tables

•

“good reason” means (i) a material diminishment of the executive’s position; (ii) assignment of duties to the executive that are materially inconsistent with duties performed prior to the change in control; (iii) a material breach of any agreement with the executive; (iv) for an executive officer of the Company, no longer being employed by the parent entity; (v) a material reduction in the executive’s base salary and annual bonus; or (vi) requiring the executive to relocate by more than 50 miles.

If an NEO experiences a Qualifying Termination, then he or she is entitled to the following benefits:

•

a cash severance payment equal to two times (three times for the CEO) the sum of (i) the NEO’s annual base salary plus (ii) the NEO’s Target Annual Bonus. The Target Annual Bonus is equal to the greater of (A) the NEO’s target MIP award for the year of termination, and (B) the average MIP bonus awarded to the NEO for the prior two calendar years;

•	a pro-rata portion of the executive’s Target Annual Bonus for the year in which the Qualifying Termination occurs;

•	health continuation benefits for 18 months; and

•	outplacement counseling services up to a cost of $25,000.

To receive any of the severance benefits described above, a participant must agree to release all claims against the Company and its affiliates and comply with covenants not to compete with the Company and not to solicit customers or employees, in each case for a period equal to 24 months following termination.

Change in Control Benefits Under our LTI Plan

In addition to the above described benefits under our Change in Control Plan, the NEOs may also receive accelerated vesting under our LTI Plan if outstanding LTI awards are not assumed in the change in control transaction. Specifically, if not assumed in the transaction, (i) all PSUs shall be deemed earned at target if less than half the performance period has been completed or based on actual performance if more than half the performance period has been completed (or at target if performance is not determinable); (ii) all outstanding RSUs shall vest in full; and (iii) all outstanding stock options shall vest in full and be immediately exercisable for a period of 15 days prior to the scheduled consummation of the corporate transaction. In lieu of the foregoing, the Compensation Committee may, in its direction, cash out all outstanding awards.

For the sake of clarity, no accelerated vesting will occur if the successor agrees to assume or continue the outstanding awards, or to substitute each outstanding award for a similar award relating to the stock of the successor entity, or a parent or subsidiary of the successor entity, with appropriate adjustments to the number of shares of stock that would be delivered and the exercise price, grant price or purchase price relating to any such award. However, if an NEO is thereafter terminated within 12 months of the change in control event, any assumed award will vest immediately upon the NEO’s termination.

52	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

Potential Payments on Termination or Change in Control – Payment and Benefit Estimates

The table below shows the estimated payments that would have been made pursuant to the policies and agreements described above assuming the applicable triggering event occurred on December 31, 2019 and using the share price of $14.69 for our Common Stock as of December 31, 2019, which was the closing price on the NYSE on the last trading day of 2019. The tables below assume that the NEO executes of a release and fully complies with any restrictive covenants and other requirements to receive benefits under the Company’s plans and policies described above.

NAME	CASH SEVERANCE (1)	PRO-RATA MIP BONUS (2)	ACCELERATED VESTING OF PSUs (3)(4)	ACCELERATED VESTING OF RSUs (3)(5)	ACCELERATED VESTING OF STOCK OPTIONS (3)(6)	WELFARE BENEFITS CONTINUATION (7)	TOTAL ($)
Brent L. Yeagy
Termination Without Cause	$3,360,000	$820,285	—	—	—	$66,708	$4,246,993
Termination Following a Change in Control	$5,040,000	$840,000	$2,055,777	$1,769,513	—	$52,531	$9,757,821
Change in Control Only (3)	—	—	$2,055,777	$1,769,513	—	—	$3,825,290
Retirement	—	—	$644,333	$739,333	—	—	$1,383,666
Termination due to Death or Disability	—	—	$2,055,777	$1,769,513	—	—	$3,825,290
Jeffery L. Taylor (8)
Termination Without Cause	$1,167,900	$313,076	—	—	—	$57,081	$1,538,051
Termination Following a Change in Control	$1,557,200	$320,600	$744,695	$714,198	—	$52,081	$3,388,768
Change in Control Only (3)	—	—	$744,695	$714,198	—	—	$1,458,893
Retirement	—	—	$644,333	$739,333	—	—	$678,649
Termination due to Death or Disability	—	—	$744,695	$714,198	—	—	$1,458,893
Melanie D. Margolin
Termination Without Cause	$990,000	$253,898	—	—	—	$30,000	$1,273,898
Termination Following a Change in Control	$1,320,000	$260,000	$306,081	$350,959	—	$25,000	$2,262,040
Change in Control Only	—	—	$306,081	$350,959	—	—	$657,040
Retirement	—	—	$51,018	$146,900		—	$197,918
Termination due to Death or Disability	—	—	$306,081	$350,959		—	$657,040
Dustin T. Smith
Termination Without Cause	$956,250	$256,339	—	—	—	$57,565	$1,270,154
Termination Following a Change in Control	$1,275,000	$262,500	$470,124	$547,614	—	$52,565	$2,607,803
Change in Control Only	—	—	$470,124	$547,614	—	—	$1,017,738
Retirement	—	—	$172,255	$335,240		—	$507,495
Termination due to Death or Disability	—	—	$470,124	$547,614		—	$1,017,738

WABASH NATIONAL CORPORATION	2020 Proxy Statement	53

Executive Compensation Tables

NAME	CASH SEVERANCE (1)	PRO-RATA MIP BONUS (2)	ACCELERATED VESTING OF PSUs (3)(4)	ACCELERATED VESTING OF RSUs (3)(5)	ACCELERATED VESTING OF STOCK OPTIONS (3)(6)	WELFARE BENEFITS CONTINUATION (7)	TOTAL ($)
Michael N. Pettit
Termination Without Cause	$804,375	$206,292	—	—	—	$57,565	$1,068,232
Termination Following a Change in Control	$1,072,500	$211,250	$340,926	$420,207	—	$52,565	$2,097,448
Change in Control Only	—	—	$340,926	$420,207	—	—	$761,133
Retirement	—	—	$119,474	$261,717		—	$381,191
Termination due to Death or Disability	—	—	$340,926	$420,207		—	$761,133

(1)

For each of the NEOs, cash severance amounts are determined under the ESP for terminations without cause and under the Change in Control plan for a Qualifying Termination following a Change in Control.

(2)

If an NEO were terminated as of December 31, 2019 under circumstances entitling them to severance under the ESP or the Change in Control Plan, then they would be entitled to their full MIP actual bonus for 2019 or their Target Annual Bonus (as defined above), respectively.

(3)	The amounts shown for a Change in Control Only assumes purchaser did not assume outstanding equity awards. If purchaser did assume outstanding awards, no accelerated vesting would occur.

(4)

Amounts reflected in this column for “Termination Following a Change in Control,” Change in Control Only” and “Termination due to Death or Disability” include (i) the value of the earned PSUs granted in 2017 for which the performance period ended on December 31, 2019 (but that vest in February 2020), (ii) the value of the unearned performance share units granted in 2018 based on the performance trend as of December 31, 2019, and (iii) the value of the unearned PSUs granted in 2019, assuming target performance. Amounts reflected in this column for “Retirement” include the performance share units described in (i) and a pro-rata portion of the performance share units described in (ii) and (iii).

(5)

Amounts reflected in this column for “Termination Following a Change in Control,” Change in Control Only” and “Termination due to Death or Disability” include all outstanding restricted stock units, and amounts reflected for “Retirement” included all RSUs granted prior to January 1, 2019.

(6)	All outstanding stock options were vested as of December 31, 2019, so no amount would be accelerated upon a Change in Control or termination of employment.

(7)	Includes the value of outplacement counseling services and reimbursement for welfare benefits continuation.

(8)

As previously mentioned in this Proxy Statement, Mr. Taylor’s employment with us ended on January 16, 2020. In connection with his termination, which was considered a termination without Cause under our Executive Severance Plan, Mr. Taylor was entitled to receive the benefits set forth in this table for a “Termination Without Cause.” He did not receive any additional benefits in connection with his termination other than those shown in the table above.

Pay Ratio Disclosure

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the annual total compensation of our principal executive officer, our CEO, Mr. Yeagy, to our median employee’s annual total compensation.

For 2019, we used the same median employee that we identified in 2018 as permitted by the SEC’s rules since there were no changes to our compensation program or our employee population that we reasonably believe would result in a significant change or our pay ratio disclosure. For 2018, we identified our median employee using a multi-step process, as detailed below:

•

We determined, as of November 1, 2018, our gross employee population of individuals working at our parent company and consolidated subsidiaries, which was 6,748 employees. This population consisted of our full-time, part-time, and temporary employees. We do not have any seasonal employees.

•

As permitted under the SEC’s 5% de minimis rule, we adjusted the employee population to exclude 310 non-U.S. employees (approximately 4.6% of the employee population) who work in the following foreign jurisdictions:

•	United Kingdom: 75 employees

•	Mexico: 235 employees

54	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

•	Based on the exclusion of 310 non-U.S. employees who work in the above jurisdictions, our adjusted employee population consisted of 6,438 U.S. employees.

•

We then determined each employee’s base salary paid during fiscal 2018 as reflected in our payroll records. We identified our median employee from our adjusted employee population based on this consistently applied compensation measure.

To calculate our ratio for 2019, we calculated the annual total compensation of the median employee and our CEO using the methodology required for disclosure of annual total compensation in the Summary Compensation Table, except that, as permitted by the SEC’s rules, we included the value of compensation provided to the median employee and to our CEO under our nondiscriminatory group health insurance, group life insurance and group long-term disability insurance programs that are available generally to all salaried employees. The aggregate value of the nondiscriminatory benefits included in the annual total compensation amounts reported below was $20,860 for our CEO and $9,318 for the median employee. The difference between our CEO’s annual total compensation as reported below for purposes of the CEO pay ratio disclosure and his annual total compensation as reported in the Summary Compensation Table is attributable to the inclusion of those nondiscriminatory benefits solely for purposes of determining the CEO pay ratio.

The CEO pay ratio reported below was determined using reasonable estimates as permitted by the SEC’s rules. This ratio should not be used as a comparison with pay ratios disclosed by other companies, as there may be material differences in the methodologies used by other companies to estimate their CEO pay ratios, as well as differences in worker populations, geographic locations, business strategies and compensation practices.

Annual Total Compensation of the CEO	$4,415,426
Annual Total Compensation of the Median Employee	$61,291
Ratio of CEO Annual Total Compensation to Median Employee Annual Total Compensation	72:1

WABASH NATIONAL CORPORATION	2020 Proxy Statement	55

Equity Compensation Plan Information

The following table summarizes information regarding our equity compensation plan as of December 31, 2019:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (1)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (2)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (3)
Equity Compensation Plans Approved by Security Holders	2,223,641	$11.54	4,116,528
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,223,641	$11.54	4,116,528

(1)

Consists of shares of Common Stock to be issued upon the exercise of outstanding options, and the settlement of unvested RSUs and PSUs (assuming target payout for any PSUs for which the performance period was not yet complete as of December 31, 2019), granted under the Wabash National Corporation 2007 Omnibus Incentive Plan (the “2007 Plan”), the Wabash National Corporation 2011 Omnibus Incentive Plan (the “2011 Plan”), and the Wabash National Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”).

(2)

Consists of the weighted average exercise price of outstanding options. Because participants do not need to pay us anything to receive shares upon the vesting of RSUs and PSUs, the weighted average exercise price does not take these awards into account.

(3)	Consists of shares of Common Stock available for future issuance pursuant to the 2017 Plan.

56	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Proposal 2 – Advisory Vote on the Compensation of Our Named Executive Officers

At our 2017 Annual Meeting, we held a non-binding, advisory stockholder vote on the frequency of future advisory stockholder votes on the compensation of our NEOs. Our stockholders expressed a preference that advisory stockholder votes on the compensation of our NEOs be held on an annual basis and, as previously disclosed, the Company continued the policy to hold such votes annually. Accordingly, as required by Section 14A of the Exchange Act, we are asking stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the NEOs of our Company. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We urge you to read the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this Proxy Statement, which begin on page 28 and 44, respectively, as such sections provide details on the Company’s compensation programs and policies for our executive officers, including the 2019 compensation of our NEOs.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive officers’ compensation. This say-on-pay vote is an advisory vote that is not binding on us.

The approval or disapproval by stockholders will not require the Board or the Compensation Committee to take any action regarding the Company’s executive compensation practices. The final decisions on the compensation and benefits of our NEOs and on whether, and if so, how, to address stockholder disapproval remain with the Board and the Compensation Committee.

The Board believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interests of Wabash National and its stockholders.

However, the Board and our Compensation Committee value the opinions expressed by stockholders in their vote on this proposal, and will carefully consider the outcome of the vote when making future compensation decisions with respect to our executive officers. In that regard, the Board and our Compensation Committee carefully considered the results of last year’s say-on-pay vote, in which over 97% of stockholders voted in favor of our say-on-pay proposal, and took such results into account by continuing to emphasize the core principles of our compensation philosophy and best practices of our compensation programs.

The Board urges you to carefully review the CD&A section of this Proxy Statement, together with the executive compensation tables, and to approve the following resolution:

“RESOLVED, that the stockholders hereby approve on an advisory basis the compensation paid to the Wabash National Corporation named executive officers, as disclosed in the Wabash National Corporation Proxy Statement pursuant to the rules of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, compensation tables and narrative discussion).”

Board Recommendation

The Board of Directors UNANIMOUSLY recommends that you vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

WABASH NATIONAL CORPORATION	2020 Proxy Statement	57

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed the accounting firm Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2020. Ernst & Young acted as our independent auditors for the year ended December 31, 2019. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions. The Audit Committee is responsible for hiring, compensating and overseeing the independent registered public accounting firm, and reserves the right to exercise that responsibility at any time. If the appointment of Ernst & Young is not ratified by the stockholders, the Audit Committee is not obligated to appoint another registered public accounting firm, but the Audit Committee will give consideration to such unfavorable vote.

Board Recommendation

The Board of Directors UNANIMOUSLY

recommends that you vote “FOR”

ratification of the appointment of Ernst &

Young LLP as the Company’s

independent registered public

accounting firm for the year ending

December 31, 2020.

Principal Accounting Fees and Services

The fees billed by Ernst & Young for professional services provided to us for the years ended December 31, 2019 and December 31, 2018 were as follows:

FEE CATEGORY	2019	2018
	($ IN THOUSANDS)
Audit Fees (1)	$1,768	$1,941
Audit-Related Fees (2)	$—	—
Tax Fees (3)	$8	—
All Other Fees (4)	$—	—
Total Fees	$1,776	$1,941

(1)

Fees for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services in connection with securities offerings and registration statements.

(2)	Fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”.

(3)	Fees billed for professional services related to tax compliance, tax advice and tax planning.

(4)	Fees for services that are not included in the service categories reported above, primarily transaction related services.

In 2019 and 2018, all Ernst & Young fees were pre-approved by the Audit Committee pursuant to the pre-approval policy described below. After consideration, the Audit Committee has concluded that the provision of non-audit services by Ernst & Young to Wabash is compatible with maintaining the independence of Ernst & Young.

58	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

Pre-Approval Policy for Audit and Non-Audit Fees

The Audit Committee has sole authority and responsibility to select, evaluate and, if necessary, replace the independent auditor. The Audit Committee has sole authority to approve all audit engagement fees and terms, and the Committee, or a member of the Committee, must pre-approve any non-audit service provided to the Company by the Company’s independent auditor. The Audit Committee reviews the status of each engagement at its regularly scheduled meetings. In 2019 and 2018, the Committee pre-approved all services provided by the independent auditor. The independent auditor provides an engagement letter which is signed by the Chair of the Audit Committee, outlining the scope of the audit and related audit fees.

Audit Committee Report

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2019;

•	Discussed with Ernst & Young, our independent auditors for 2019, the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC; and

•

Received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

On the basis of these reviews and discussions, the Audit Committee recommended that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

AUDIT COMMITTEE

John E. Kunz Martin C. Jischke Scott K. Sorensen Stuart A. Taylor II

WABASH NATIONAL CORPORATION	2020 Proxy Statement	59

Beneficial Ownership Information

Beneficial Ownership of Common Stock

The following table sets forth certain information as of March 13, 2020 (unless otherwise specified), with respect to the beneficial ownership of our Common Stock by each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a director, each nominee for director, each Named Executive Officer (as defined in the Compensation Discussion & Analysis below), and all directors and executive officers as a group:

NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES OF COMMON STOCK BENEFICIALLY OWNED (1)		PERCENT OF CLASS (ROUNDED)
Black Rock, Inc. and affiliates
40 East 52nd Street New York, New York 10022	9,130,670	(2)	17.2%
The Vanguard Group, Inc.
100 Vanguard Boulevard Malvern, Pennsylvania 19355	6,910,886	(3)	13.1%
Dimensional Fund Advisors LP
Building One, 6300 Bee Cave Road Austin, Texas 78746	4,636,091	(4)	8.7%
JP Morgan Chase & Co.
383 Madison Avenue New York, New York 10179	4,070,028	(5)	7.7%
LSV Asset Management
155 N. Wacker Drive, Suite 4600 Chicago, Illinois 60606	3,131,792	(6)	5.9%
Therese M. Bassett	—		—
John G. Boss	7,136		*
Martin C. Jischke	68,558		*
John E. Kunz	48,207		*
Larry J. Magee	95,676		*
Melanie D. Margolin	—		—
Ann D. Murtlow	33,799	(7)	*
Michael N. Pettit	16,801	(8)	*
Dustin T. Smith	16,019	(9)	*
Scott K. Sorensen	60,093	(10)	*
Jeffery L. Taylor	110,013	(11)	*
Stuart A. Taylor II	—		—
Brent L. Yeagy	165,874		*
All of our directors and executive officers as a group (14 persons)	525,515	(12)	1.0%

*	Less than one percent

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to restricted stock units and/or performance stock units are not deemed outstanding by the Company for purposes of reporting on Common Stock outstanding. As such, only those units that will vest within 60 days of March 13, 2020 are deemed outstanding for purposes of computing the percentage ownership of the person holding such units. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 13, 2020 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage

60	2020 Proxy Statement	WABASH NATIONAL CORPORATION

Beneficial Ownership Information

ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)

Based solely on a Schedule 13G/A filed February 4, 2020 by BlackRock, Inc. on its own behalf and on behalf of its subsidiaries BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC (collectively, the “BlackRock Subsidiaries”). BlackRock, Inc. has sole voting power with respect to 8,897,341 shares and sole dispositive power over 9,130,670 shares. None of the BlackRock Subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of Common Stock except for BlackRock Fund Advisors.

(3)

Based solely on the Schedule 13G/A filed February 11, 2020 by The Vanguard Group, Inc. on its own behalf and on behalf of its subsidiaries Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. (collectively, the “Vanguard Subsidiaries”). The Vanguard Group has sole voting power with respect to 51,191 shares, shared voting power with respect to 12,231 shares, sole dispositive power with respect to 6,853,642 shares, and shared dispositive power with respect to 57,244 shares. None of the Vanguard Subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of Common Stock.

(4)

Based solely on the Schedule 13G/A filed February 12, 2020 by Dimensional Fund Advisors LP and its subsidiaries. Dimensional Fund Advisors LP has sole voting power with respect to 4,435,086 shares and sole dispositive power with respect to 4,636,091. None of Dimensional Fund Advisors LP’s subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of Common Stock.

(5)

Based solely on the Schedule 13G filed January 29, 2020 by JP Morgan Chase & Co on its own behalf and on behalf of its subsidiaries J.P. Morgan Investment Management Inc., JPMorgan Chase Bank, National Association, and J.P. Morgan Trust Company of Delaware (collectively, the “JP Morgan Subsidiaries”). JP Morgan Chase & Co. has sole voting power with respect to 3,646,178 shares and sole dispositive power with respect to 4,060,916 shares. None of the JP Morgan Subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of Common Stock

(6)

Based solely on the Schedule 13G filed February 11, 2020 by LSV Asset Management. LSV Asset Management has sole voting power with respect to 2,040,383 shares and sole dispositive power with respect to 3,131,792 shares.

(7)	Through a family estate planning structure, Mrs. Murtlow shares voting and investment power on all reported shares with her spouse.

(8)

Includes options held by Mr. Pettit to purchase 2,010 shares that are currently, or will be within 60 days of March 13, 2020, exercisable. Does not include any unvested restricted stock units or performance stock units, as no such awards held by Mr. Pettit will vest within 60 days of March 13, 2020.

(9)

Includes options held by Mr. Smith to purchase 2,267 shares that are currently, or will be within 60 days of March 13, 2020, exercisable. Does not include any unvested restricted stock units or performance stock units, as no such awards held by Mr. Smith will vest within 60 days of March 13, 2020.

(10)	Through a family estate planning structure, Mr. Sorensen shares voting and investment power on all reported shares with his spouse.

(11)	Information as of January 16, 2020 (the date Mr. Taylor’s employment terminated). Includes options held by Mr. Taylor to purchase 24,170 shares that were exercisable on such date.

(12)

Includes options held by our executive officers to purchase an aggregate of 68,557 shares that are currently, or will be within 60 days of March 13, 2020, exercisable. The Company’s directors do not hold any options. Does not include any shares that were held by Mr. J. Taylor since he was not an executive officer as of March 13, 2020.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders to file reports of ownership of our equity securities. To our knowledge, based solely on our review of the copies of such forms furnished to us in 2019 and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements of our directors and executive officers were met except that a late Form 4 was filed for each of Mr. Boss, Dr. Jiscke, Mr. Kunz, Mr. Magee, Ms. Murtlow and Mr. Sorensen reporting an award of restricted stock units.

WABASH NATIONAL CORPORATION	2020 Proxy Statement	61

General Information

Availability of Certain Documents

A copy of our 2019 Annual Report on Form 10-K is posted with this Proxy Statement. You also may obtain additional copies without charge and without the exhibits by writing to: Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905. These documents also are available through our website at www.wabashnational.com.

The charters for our Audit, Compensation, and Nominating and Corporate Governance Committees, as well as our Corporate Governance Guidelines and the Codes, are available on the Corporate Governance page of the Investor Relations section of our website at www.wabashnational.com and are available in print without charge by writing to: Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905.

Communications with the Board of Directors

Stockholders or other interested persons wishing to make known complaints or concerns about our accounting, internal accounting controls or auditing matters, or bring other concerns to the Board or the Audit Committee, or to otherwise communicate with our independent directors as a group or the entire Board, individually or as a group, may do so by sending an email to board@wabashnational.com or auditcommittee@wabashnational.com, or by writing to Wabash National Corporation, Attention: General Counsel, 3900 McCarty Lane, Lafayette, Indiana 47905. You may report your concerns anonymously or confidentially.

Stockholder Proposals and Nominations

Stockholder Proposals for Inclusion in 2021 Proxy Statement. To be eligible for inclusion in the proxy statement for our 2021 Annual Meeting, stockholder proposals must be received by the Company’s Corporate Secretary no later than the close of business on November 30, 2020. However, if the date of the 2021 Annual Meeting has changed by more than 30 days from the date of the 2020 Annual Meeting indicated herein, then stockholder proposals must be received a reasonable time before the Company begins to print and send its proxy materials for the 2021 Annual Meeting. Proposals should be sent to Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905 and follow the procedures required by Rule 14a-8 of the Exchange Act.

Stockholder Director Nominations and other Stockholder Proposals for Presentation at the 2021 Annual Meeting. Under our Bylaws, written notice of stockholder nominations to the Board of Directors and any other business proposed by a stockholder that is not to be included in our proxy statement must be delivered to the Company’s Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any stockholder who wishes to have a nomination or other business considered at the 2021 Annual Meeting must deliver a written notice (containing the information specified in our Bylaws regarding the stockholder, the nominee and the proposed action, as appropriate) to the Company’s Corporate Secretary between January 12, 2021 and February 11, 2021. However, if the date of the 2021 Annual Meeting is more than 30 days before or after the first anniversary of the 2020 Annual Meeting, any stockholder who wishes to have a nomination or other business considered at the 2021 Annual Meeting must deliver written notice (containing the information specified in our Bylaws regarding the stockholder, the nominee and the proposed action, as appropriate) to the Company’s Corporate Secretary not earlier than 120 days prior to such Annual Meeting and not later than the later of the 90th day prior to such Annual Meeting or the tenth day following the public announcement of such Annual Meeting. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise stockholders how management intends to vote. A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements are separate from the SEC’s requirements to have your proposal included in our proxy materials.

62	2020 Proxy Statement	WABASH NATIONAL CORPORATION

General Information

Householding of Proxy Materials

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials is called “householding” and this practice saves us money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will deliver promptly, upon written or oral request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the documents were delivered. A stockholder who wishes to receive separate copies of the proxy materials, now or in the future, should submit a request to the Company by telephone at (765) 771-5310 or by submitting a written request to Wabash National Corporation c/o Director-Investor Relations, 3900 McCarty Lane, Lafayette, IN 47905.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

By Order of the Board of Directors

Melanie D. Margolin

Senior Vice President and General Counsel Corporate Secretary

March 30, 2020

WABASH NATIONAL CORPORATION	2020 Proxy Statement	63

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D05386-P34523 Nominees: 1a. Therese M. Bassett 1d. Larry J. Magee 1b. John G. Boss 1e. Ann D. Murtlow 1c. John E. Kunz 1f. Scott K. Sorensen 1g. Stuart A. Taylor II 1h. Brent L. Yeagy For address change/comments, mark here. (see reverse for instructions) 2. To approve, on an advisory basis, the compensation of our named executive officers; 3. To ratify the appointment of Ernst & Young LLP as Wabash National Corporation's independent registered public accounting firm for the year ending December 31, 2020; NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. To elect eight members of the Board of Directors from the nominees named in the accompanying proxy statement; For Against Abstain For Against AbstainPlease sign exactly as your name(s) appear(s) on Proxy. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. WABASH NATIONAL CORPORATION The Board of Directors recommends you vote FOR the following: WABASH NATIONAL CORPORATION ATTN: LEGAL/CORPORATE SECRETARY 3900 MCCARTY LANE LAFAYETTE, IN 47905 The Board of Directors recommends you vote FOR proposals 2 and 3. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WNC2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Address Changes/Comments:(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Proxy Statement and 10-K are available at www.proxyvote.com. WABASH NATIONAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS Tuesday, May 12, 2020 10:00 a.m., local time D05387-P34523 WABASH NATIONAL CORPORATION Annual Meeting of Stockholders May 12, 2020 10:00 AM., local time This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 12, 2020 to be held virtually at www.virtualshareholdermeeting.com/WNC2020. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" Proposals 1, 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Larry J. Magee and Ann D. Murtlow, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. Continued and to be signed on reverse side